NATIONSBANK
NATIONSBANK OF TEXAS, N.A.
--------------------------------------------------------------------------------




                      AMENDED AND RESTATED LOAN AGREEMENT


                                     AMONG


                           NATIONSBANK OF TEXAS, N.A.
                                 (as "Lender"),

                                 ULTRAK, INC.,
                          DENTAL VISION DIRECT, INC.,
                           DIAMOND ELECTRONICS, INC.,
                            MONITOR DYNAMICS, INC.,
                                      AND
                             ULTRAK OPERATING, L.P.
                               (as "Borrowers"),

                                      and

                                  BISSET S.A.,
                            CASAROTTO SECURITY SPA,
                           INTERVISION EXPRESS, LTD.,
                           MAXPRO SYSTEMS PTY. LTD.,
              PHILTECH ELECTRONIC SERVICES (PROPRIETARY) LIMITED,
                                ULTRAK GP, INC.,
                                ULTRAK LP, INC.,
                                      AND
                                   VIDEV GMBH
                               (as "Guarantors")




                       Effective Date:  December 11, 1997

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II-A.  REVOLVING FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2A.1    Revolving Facility Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2A.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2A.3    Payments; Conversion to Term Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2A.4    Termination of Revolving Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2A.5    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2A.6    Borrowing and Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2A.7    Reimbursements to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2A.8    Funding/Booking of Revolving Facility Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2A.9    Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE II-B.  TERM FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2B.1    Term Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2B.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2B.3    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2B.4    Termination of Term Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2B.5    Booking of Term Facility Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2B.6    Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE II-C.  GENERAL LOAN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2C.1    Master Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2C.2    Interest Accrual . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2C.3    Interest Options.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2C.4    Interest Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2C.5    Mandatory Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2C.6    Application of Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2C.7    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2C.8    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2C.9    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE III.  CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.1     Increased Cost and Reduced Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.2     Limitation On Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.3     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.4     Treatment of Affected Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.5     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.6     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV.  CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.1     Items to be Delivered by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.2     Loans Under Revolving Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.1     Name; Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.2     Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.3     Existence; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.4     Power and Authority; Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.5     No Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.6     Share Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.7     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.11    Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.13    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.14    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.15    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.16    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.17    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.18    Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.19    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.20    Representations and Warranties Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.1     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.4     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.5     Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.6     Interim Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.7     Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.8     SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.9     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.10    Notification of Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.11    Notification of Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.12    Notification Regarding Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.13    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.14    Compliance with Laws.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.15    Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.16    Fees, Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.17    Subordination Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.18    Change of Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





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

         6.19    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.20    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.21    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.22    Prohibition Against Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.23    Dissolution, Liquidation, Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.24    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.25    Limitation on Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.26    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.27    Change in Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.28    Redemptions and Acquisition of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.29    Consulting Fees, etc., to Shareholders and Directors . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.30    Loans to Officers, Directors, Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.31    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.32    Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.33    Limitation on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.34    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.35    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.36    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.37    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.38    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.39    Covenants Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII.  EVENT OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VIII.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.1     Refusal of Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.3     Enforcement Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.4     Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.5     Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.6     Performance by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.7     Non-waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IX.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.1     Effective date; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.4     Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.5     Lender's Records; Account Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.6     Expenses and Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.7     Non-applicability of Chapter 15 of Texas Finance Code  . . . . . . . . . . . . . . . . . . . . . . .  44
         9.8     Judgment Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.9     Interest Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.10    Continuing Rights of Lender in Respect of Obligations  . . . . . . . . . . . . . . . . . . . . . . .  44
         9.11    Acceptance and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





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
         9.12    Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.13    Express Waivers by Borrowers in Respect of Cross Guaranties  . . . . . . . . . . . . . . . . . . . .  45
         9.14    Participation of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.15    Other Agreements; Cross Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.16    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.17    Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.18    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.19    Entirety and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.20    Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.21    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.22    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.23    Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.24    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.25    Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.26    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.27    Mutual Benefit; Joint and Several Liability; Cross Guaranties  . . . . . . . . . . . . . . . . . . .  49
         9.28    Amendment and Restatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.29    Release of Collateral; Release of Liability of JAK . . . . . . . . . . . . . . . . . . . . . . . . .  49





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
NATIONSBANK
NATIONSBANK OF TEXAS, N.A.



                      AMENDED AND RESTATED LOAN AGREEMENT

         This Amended and Restated Loan Agreement ("Agreement") is effective as of December 11, 1997 and is executed and entered into among ULTRAK, INC., a Delaware corporation ("Parent"), DENTAL VISION DIRECT, INC., a Texas corporation ("DVDI"), DIAMOND ELECTRONICS, INC., an Ohio corporation ("Diamond"), MONITOR DYNAMICS, INC., a California corporation ("Monitor"), ULTRAK OPERATING, L.P., a Texas limited partnership ("Ultrak"), each of the Guarantors (as defined herein) and NATIONSBANK OF TEXAS, N.A., a national banking association ("Lender").

                                   RECITALS:

         A. Lender, Parent and certain of Parent's subsidiaries entered into that certain Loan and Security Agreement, dated effective as of July 26, 1996 (the "Original Agreement"), whereby Lender agreed to provide certain loan facilities to Parent and such subsidiaries on the terms and conditions set forth therein.

         B. Borrowers (as defined below) have requested that Lender amend and restate the Original Agreement in certain respects and that Lender make certain loan facilities available to Borrowers.

         C. Lender has agreed to provide such loan facilities upon and subject to the terms and conditions set forth in this Agreement and the other Loan Documents (as defined below).

         NOW THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreement provided herein, Lender and Borrowers hereby agree as follows:

                            ARTICLE I.  DEFINITIONS

         1.1 DEFINITIONS. The following definitions shall apply throughout this Agreement:

         "Adjusted LIBOR Rate" means, (a) for any LIBOR Balance for any Interest Period therefor, an amount equal to the sum of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient obtained by dividing (A) the LIBOR Rate for such LIBOR Balance for such Interest Period by (B) 1.0 minus the LIBOR Reserve Requirement for such LIBOR Balance for such Interest Period, plus (ii) the Applicable Margin, and (b) for any Floating LIBOR Rate Balance for any day, an amount equal to the sum of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient obtained by dividing (A) the Floating LIBOR Rate for such day by (B)
1.0 minus the

LIBOR Reserve Requirement (if any) for such Floating LIBOR Rate Balance for such day, plus (ii) the Applicable Margin.

         "Adjusted Prime Rate" means a rate equal to the sum of (i) the Prime Rate plus (ii) the Applicable Margin.

         "Advance" means any Revolving Facility Advance.

         "Affiliate" means any Person (i) that directly or indirectly controls or is controlled by a Borrower (including, without limitation, all of any Borrower's Subsidiaries), or is under common control with Borrower, or (ii) that directly or indirectly owns or holds ten percent (10.0%) or more of any class of Voting Stock of Borrower or (iii) ten percent (10.0%) or more of the Voting Stock of which is directly or indirectly owned or held by Borrower or
(iii) that is an officer, director or shareholder of Borrower.

         "Affiliate Subordination Agreement" means a subordination agreement respecting an Affiliate as prescribed by paragraph 6.17.

         "Agreement" means this Amended and Restated Loan Agreement and all exhibits and addenda, as it may be renewed, extended, modified, amended or restated from time to time.

         "Applicable Lending Office" means, for each Type of loan, the "Lending Office" of Lender (or of an affiliate of Lender) designated for such Type of loan on the signature pages hereof or such other office of Lender (or an affiliate of Lender) as Lender may from time to time specify to Borrowers by written notice in accordance with the terms hereof as the office by which its loans of such Type are to be made and maintained.

         "Applicable Margin" means, as of the Effective Date (i) with respect to the Prime Rate Balance, negative one- half of one percent (-0.50%) and (ii) with respect to the Floating LIBOR Rate Balance and the LIBOR Balance, six tenths of one percent (0.60%), in each case subject to adjustment to the percentages specified below, as applicable, at any time thereafter based upon Parent's ratio of Senior Funded Debt to Cash Flow as follows:


====================================================================================
         Senior Funded Debt to Cash Flow         Prime Rate    LIBOR Balance and
                                                  Balance     Floating LIBOR Rate
                                                                   Balance
====================================================================================
           Less than or equal to 2.00             (0.50)%           0.60%
------------------------------------------------------------------------------------
         Less than or equal to 2.50 but           (0.25)%           0.75%
              greater than 2.00
------------------------------------------------------------------------------------
              Greater than 2.50                    0.00%            1.00%
====================================================================================

Senior Funded Debt to Cash Flow for purposes of determination of the Applicable Margin shall be measured and determined according to the latest financial statements delivered to Lender pursuant to paragraph 6.5 or paragraph 6.6.
Each change, if any, in the Applicable Margin resulting from a change in Senior Funded Debt to Cash Flow shall be deemed effective as of the first day of the month next following the calendar month in which such financial statements are delivered to Lender.

         "Bisset" means, Bisset, S.A., a corporation organized under the laws of France, with its principal place of business located at 98, Ter Bd Heloise (BP112), 95013 Argenteuil Cdx, France, and its successors and assigns.

         "Books and Records" means all books, records, books or records of account, files, journals, ledgers, correspondence, bank statements, customer lists and related customer credit information, vendor and supplier lists, distribution records and other records of purchases, sales and payments made and received, and all other books and records created, generated, received, kept or otherwise used in the operation of business, of whatever kind or nature and however recorded or stored, whether in written, electronic or other form or format.

         "Borrower" means each of Parent, DVDI, Diamond, Monitor and Ultrak, respectively, and "Borrowers" means all of such Persons, jointly and severally.

         "Business Day" means any calendar day except Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as such statute may be amended from time to time.

         "Business Unit" means any Subsidiary, division or other operating unit of any Person, and "Business Units" means all of such Subsidiaries, divisions and other operating units, collectively.

         "Capital Expenditures" for any period, means the aggregate expenditures during such period which are classified as capital expenditures according to GAAP.

         "Capital Stock" means corporate stock and any and all shares, partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership or other type of entity).

         "Casarotto" means, Casarotto Security SpA, a corporation organized under the laws of Italy, with its principal place of business located at 214 Via Treviso, San Vendemiano (TV), Italy, and its successors and assigns.

         "Consequential Loss" means, with respect to payment of all or any portion of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Lender resulting from such payment, including, without limitation, the sum of (i) the interest which, but for such payment, Lender would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Lender is able to redeposit or reinvest such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing or reinvesting such principal amount plus (ii) any expense or penalty incurred by Lender on redepositing or reinvesting such principal amount, provided, that the foregoing measure of Consequential Loss is illustrative only and shall not be the sole or exclusive measure for determining Consequential Loss. A written statement by Lender of the amount of any Consequential Loss, setting forth the basis for the determination thereof shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to paragraph 2C.3(c) hereof of a LIBOR Balance as a LIBOR Balance from one Interest Period to the next Interest Period.

         "Contract Rate" at any time means, the Adjusted Prime Rate with respect to the Prime Rate Balance or the Adjusted LIBOR Rate with respect to any Floating LIBOR Rate Balance or LIBOR Balance, as the case may be, in effect at any time pursuant to the terms of this Agreement; provided, that at any time when an Event of Default is in existence, the Contract Rate otherwise applicable shall increase by an additional two percent (2.0%) per annum (subject to, however, and in no event exceeding, the Maximum Rate) effective beginning upon written notice to Parent by Lender and continuing until such time, if any, as such Event of Default is cured to Lender's satisfaction or waived by Lender in writing, or until such increase may be rescinded by Lender in its discretion. The Contract Rate shall be computed on the basis of a year consisting of 360 days.

         "Contract Term" means the period beginning on the Effective Date and continuing through the Term Facility Maturity Date.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to paragraph 2C.3(b) or Article III of one Type of loan into another Type of loan.

         "Credit Limit" means Forty Million and no/100 Dollars ($40,000,000.00).

         "DVDI" means Dental Vision Direct, Inc., a Texas corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, whose tax identification number is 75-2476418, and its successors and assigns.

         "Diamond" means Diamond Electronics, Inc., an Ohio corporation, with its principal place of business located at 4465 Coonpath Road, Carroll, Ohio 43112, whose tax identification number is 35-1620542, and its successors and assigns.

         "Dollar" and "$" each means freely transferable U.S. dollars.

         "Effective Date" means the effective date specified in the introductory paragraph of this Agreement.

         "Environmental Damages" means all costs, judgments, good faith settlements, claims, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys' fees, costs and expenses in connection therewith, which are incurred at any time as a result of the handling of Hazardous Materials, or the existence of conditions at any time giving rise to a violation of Environmental Requirements, including, without, limitation, (i) all costs incurred in connection with the investigation or remediation of Hazardous Materials or violations of Environmental Requirements which are necessary to comply with any Environmental Requirements, including, fees incurred for the services of attorneys, consultants, contractors, experts and laboratories, and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work, (ii) damages for personal injury, injury to property or natural resources occurring on or off of affected real property, consequential damages, the cost of demolition and rebuilding of any improvements on real property, and interest and penalties, and (iii) liability to any third party or governmental agency to reimburse, indemnify or provide contribution to such person or agency.

         "Environmental Requirements" means all legislative, regulatory, administrative and common law requirements relating to the protection of human health and safety or the environment, including, without limitation, applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, judgments, orders, judicial opinions, approvals, authorizations, concessions, franchises and similar items issued or promulgated by governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, any state or any political subdivision of the United States or any state.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

         "ERISA Affiliate" means any Person which, together with Borrower, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the IRC.

         "Eurodollar Business Day" means a day on which dealings in United States dollars are carried out in the interbank eurodollar market.

         "Event of Default" shall have the meaning defined in paragraph 7.1.

         "Facility" means the credit facilities established pursuant to this Agreement, comprised collectively by the Revolving Facility and the Term Facility.

         "Facility Balance" at any time means the aggregate unpaid balance of outstanding principal of all Advances.

         "Fixed Charge Coverage Ratio" means the ratio of (i) Pre-Tax Net Income, plus interest expense, plus rent and operating lease expense to (ii) interest expense, plus rent and operating lease expense, each determined in arrears for the preceding four fiscal quarters.

         "Floating LIBOR Rate" means, for any Floating LIBOR Rate Balance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for overnight deposits (or the shortest term quoted therefore) in Dollars at approximately 11:00 a.m. (London time) on the day on which any Floating LIBOR Rate Balance is outstanding. If for any reason such rate is not available, the term "Floating LIBOR Rate" shall mean, the rate per annum (rounded upwards, if necessary, to the nearest

1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for overnight deposits (or the shortest term quoted therefore) in Dollars at approximately 11:00 a.m. (London time) on the day on which any Floating LIBOR Rate Balance is outstanding; provided, however, if more than one applicable rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Floating LIBOR Rate Balance" means any portion of the Facility Balance that bears interest at rates based upon the Floating LIBOR Rate (subject to adjustment as provided herein) pursuant to the terms of this Agreement.

         "Floating Rate" means, as applicable, either the Floating LIBOR Rate or the Prime Rate.

         "Floating Rate Balance" means any portion of the Facility Balance which is either a Floating LIBOR Rate Balance or a Prime Rate Balance.

         "GAAP" means generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, consistently applied.

         "Guarantor" means any Subsidiary other than a Borrower now or hereafter in existence, including, without limitation, Bisset, Casarotto, Intervision, Maxpro, Philtech, Ultrak GP, Ultrak LP and VideV.

         "Guaranty" shall mean a guaranty agreement executed and delivered by a Guarantor or a Borrower for the benefit of Lender, as referenced in paragraph 6.34.

         "Hazardous Materials" means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about real property affected by a Borrower's activities, including, without limitation, material (i) which is or becomes defined as "hazardous waste," "hazardous substance," "pollutant or contaminant" under any Environmental Requirements, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) or (ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation or radon gas.

         "Indebtedness" of any Person means, without duplication, all liabilities of such Person, and to the extent not otherwise included in liabilities, the following: (a) all obligations for money borrowed or for the deferred purchase price of property or services; (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person;
(c) all obligations of other Persons which such Person has guaranteed, including, but not limited to, all obligations of such

Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person; (d) all obligations of such Person in respect of interest rate protection agreements; and (e) in the case of Borrower (without duplication) all obligations under the Revolving Facility or the Term Facility.

         "Indemnified Person" has the meaning set forth in paragraph 9.6(b) of this Agreement.

         "Intangible Assets" means those assets which are treated as intangible pursuant to GAAP, or as determined by Lender in its sole discretion, and in any event including, without limitation: (i) obligations, if any, owing by Affiliates; (ii) the amount, if any by which inventory exceeds the lower of cost or market value thereof; (iii) the value of any inventory that is obsolete or damaged or is otherwise deemed by Lender not to be of a marketable quality commensurate with the inventory of Borrowers as a whole; (iv) accounts receivable which are deemed by a Borrower or Lender to be uncollectible or which should be subject to a reserve for bad debts in accordance with GAAP or which are subject to potential claims or setoffs; (vi) any asset which is intangible or lacks intrinsic and marketable value or collectibility, including, without limitation, goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises and organization or research and development costs.

         "Interest Notice" means a notification delivered to Lender pursuant to paragraph 2C.3 and paragraph 2C.4, therein designating one or more Interest Options, the amount of any Advance or portion of the Facility Balance to bear interest for each such Interest Option and, in the case of an Interest Option designating such Advance as a LIBOR Balance, the length of the corresponding Interest Period.

         "Interest Option" means an option elected by a Borrower to designate any portion of the Facility Balance to accrue interest according to the Adjusted Prime Rate or, with respect to Floating LIBOR Rate Balances and LIBOR Balances, the Adjusted LIBOR Rate, exercised as provided by paragraph 2C.3.

         "Interest Period" means, with respect to any LIBOR Balance, a period commencing on the date specified in the applicable Interest Notice as the date on which the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate (or, in the case of a successive Interest Period, commencing on the Business Day following the last day of the immediately preceding Interest Period), and ending one (1), three (3) or six (6) months thereafter as Borrower shall elect in accordance with paragraph 2C.3 and paragraph 2C.4; provided, that (a) any Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall be extended to end on the next succeeding LIBOR Business Day and (b) any Interest Period that would otherwise end after the Term Facility Maturity Date shall instead end on the Term Facility Maturity Date.

         "Intervision" means, Intervision Express, Ltd., a corporation organized under the laws of England, with its principal place of business located at 445 Oakshott Place, Walton Summit, Bamver Br, Preston PR5 8AT, Lancashire, England, and its successors and assigns.

         "Investments" means, with respect to any Person: (a) the acquisition or ownership by such Person of any share of Capital Stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution to the capital of, any other

Person, excluding advances to employees in the ordinary course of business for business expenses; (c) any guaranty of the obligations of any other Person; (d) any other investment (other than the acquisition of a Business Unit) in any other Person; and (e) any commitment or option (where the consideration for such option exceeds $100) to make any of the investments listed in clauses (a) through (d) above.

         "IRC" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "JAK" means JAK Pacific Video Warranty and Repair Services, Inc., a California corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, and its successors and assigns.

         "L/C Issuer" means Lender and any affiliate of Lender that issues any Letter of Credit pursuant to this Agreement.

         "LIBOR Balance" means any portion of the Facility Balance that bears interest at rates based upon the LIBOR Rate (subject to adjustment as provided herein) pursuant to the terms of this Agreement.

         "LIBOR Business Day" means a day on which dealings in United States dollars are carried out in the interbank eurodollar market.

         "LIBOR Costs" means such additional amount or amounts, if any, as Lender shall reasonably determine will compensate it for actual costs incurred in maintaining an Adjusted LIBOR Rate on any Floating LIBOR Rate Balance or LIBOR Balance or any portion thereof as a result of any change after the Effective Date in any applicable law, rule or regulation or in the interpretation or administration thereof, or Lender's compliance with any request or directive from any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Lender in respect of Floating LIBOR Rate Balances or LIBOR Balances or any other fees or amounts payable under this Agreement (other than taxes imposed by applicable law on all or any portion of the overall net income of Lender), or imposition, modification or application of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender, or imposing on Lender or on the interbank eurodollar market, any other condition affecting this Agreement or the Floating LIBOR Rate Balances or LIBOR Balances so as to increase the cost to Lender of making or maintaining Adjusted LIBOR Rates with respect to Floating LIBOR Rate Balances or LIBOR Balances or any portion thereof or to reduce the amount of any sum received or receivable by Lender under this Agreement, by an amount deemed by Lender to be material, but without duplication for the LIBOR Reserve Requirement.

         "LIBOR Rate" means, for any LIBOR Balance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Balance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "LIBOR Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained by Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or
(ii) any category of extensions of credit or other assets which include Floating LIBOR Rate Balances or LIBOR Balances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement.

         "Lender" means NationsBank of Texas, N.A., a national banking association, whose principal place of business is located at 901 Main Street, Dallas, Dallas County, Texas 75202. When used throughout this Agreement, the term "Lender" shall also include Lender's successors and assigns, including specifically any party to whom Lender, or its successors or assigns, may assign its rights and interests under this Agreement.

         "Letter of Credit" means any letter of credit issued by L/C Issuer for the account of Borrower.

         "Letter of Credit Documents" means each of the documents, agreements and other writings required by L/C Issuer to be executed in connection with the issuance of a Letter of Credit, including, without limitation, each letter of credit application and reimbursement agreement, all in form satisfactory to L/C Issuer, together with any and all renewals, extensions, amendments, modifications, supplements and restatements thereof, respectively.

         "Letter of Credit Reserve" means, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which Lender has not been reimbursed either in cash or as provided by paragraph 2C.7(b).

         "Letter of Credit Sublimit" means the amount of Seven Million ($7,000,000.00).

         "Loan Documents" means this Agreement, the Master Note, the Letter of Credit Documents, each Guaranty and all other documents or agreements executed in connection therewith, and also includes any and all renewals, extensions, modifications or amendments of any of the foregoing.

         "Master Note" means a promissory note executed by Borrowers payable to the order of Lender in the face amount of the Credit Limit, evidencing loans under the Facility, as provided in Section 2A.1 and in form satisfactory to Lender, and includes any and all renewals, extensions, amendments, modifications or restatements thereof.

         "Material Adverse Effect" means (i) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Borrowers and Guarantors taken as a whole, or (ii) material impairment of the ability of Borrowers and the Guarantors to perform any obligations under the Loan Documents.

         "Maximum Rate" means the greater of (i) the "weekly ceiling" as referred to and in effect from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069, as amended, or (ii) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

         "Maxpro" means, Maxpro Systems Pty. Ltd., a corporation organized under the laws of Australia, with its principal place of business located at Unit 1, 25 Irvine Drive, Malaga, Western Australia 6062, and its successors and assigns.

         "Monitor" means, Monitor Dynamics, Inc., a California corporation, with its principal place of business located at 9518 Ninth Street, Rancho Cucomonga, California 91730, whose tax identification number is 95-3381316, and its successors and assigns.

         "Net Income" means, for any period, net income for such period after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded from Net Income: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person; (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions; (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period; (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon; (e) any net gain arising from the collection of the proceeds of any insurance policy; (f) any write-up of any asset; and (g) any other extraordinary item.

         "Obligations" means: (i) all obligations and indebtedness now or hereafter owing by Borrowers or any Borrower under this Agreement, or otherwise arising in connection with the Loan Documents, including, without limitation, all loan repayment obligations, accrued interest and fees, costs and expenses as provided by the Loan Documents, and any other amounts from time to time owing by Borrowers, or any Borrower, to Lender in connection therewith; (ii) any and all other indebtedness and obligations of every kind and character now or hereafter owing by any Borrower or Guarantor to Lender, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by Lender; and (iii) any and all renewals and extensions of the foregoing, or any part thereof, provided, that with respect to Monitor, the foregoing shall exclude, and Monitor shall have no liability or obligation for, any such Obligations owing by any other Borrower and outstanding as of the effective date of this Agreement.

         "Original Agreement" has the meaning set forth in Recital A of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Parent" means Ultrak, Inc., a Delaware corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, whose tax identification number is 75-2626358, and its successors and assigns.

         "Payment Date" means the last day of each March, June, September and December from and after the Effective Date, and in addition with respect to any LIBOR Balance, also includes the last day of the corresponding Interest Period with respect to such LIBOR Balance.

         "Person" means any individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization or governmental entity or agency.

         "Permitted Liens" means (i) liens, security interests, pledges and encumbrances (if any) created in favor of Lender, (ii) each of the liens, security interests and encumbrances listed on Exhibit 1.1 attached hereto,
(iii) liens and encumbrances for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such liens and encumbrances, and for which adequate reserves have been created in accordance with GAAP, provided that, the existence of such lien or encumbrance does not constitute a Material Adverse Effect, (iv) liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory liens, securing obligations that are not yet due and are incurred in the ordinary course of any Borrower's or Guarantor's business, (v) purchase money liens, capital lease obligations or security interests on any of any Borrower's or Guarantor's fixed assets acquired after the Effective Date as permitted by this Agreement (provided that, (A) any assets subject to the foregoing are acquired in the ordinary course of such Borrower's or Guarantor's business and such lien or security interest attaches concurrently or within ninety (90) days after the acquisition thereof, (B) the indebtedness secured by such lien or security interest does not exceed the lesser of the cost or fair market value of the assets acquired,
(C) such lien or security interest shall attach only to the assets so acquired, and (D) the indebtedness, liabilities and obligations incurred shall not exceed $1,500,000 at any time, (vi) customary exceptions to title and encumbrances on any Borrower's or Guarantor's real estate which do not constitute a lien for money borrowed, (vii) liens, security interests, pledges and encumbrances resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of indebtedness, accounts payable or other borrowed money) or leases, all in the ordinary course of business, and (viii) any extension, renewal or replacement of any of the foregoing; provided that, any liens, security interests, pledges and encumbrances permitted hereunder shall not be extended or spread to cover any additional indebtedness or property.

         "Philtech" means, Philtech Electronic Services (Proprietary) Limited, a corporation organized under the laws of South Africa, with its principal place of business located at 8 Osprey Street, Kensington 2091, South Africa, and its successors and assigns.

         "Plan" means any (i) any "employee benefit plan," as defined in
Section 3(3) of ERISA, established or maintained by Borrower or any ERISA Affiliate now or during any of the preceding six years, and (ii) any other plan established or maintained now or during any of the preceding six years by Borrower or any ERISA Affiliate for its employees which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

         "Pre-Tax Net Income" means for any period, Net Income for such period prior to accruing for appropriate taxes but otherwise determined according to the definition of "Net Income" provided in this Agreement.

         "Prime Rate" means the per annum rate of interest established from time to time by Lender as its prime rate, which rate may not be the lowest rate of interest charged by Lender to its customers.

         "Prime Rate Balance" means any portion of the Facility Balance bearing interest at the Adjusted Prime Rate pursuant to the terms of this Agreement.

         "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt under Section 408 of ERISA and any transaction described in Section 4975(c) of the IRC which is not exempt under Section 4974(c)(2) or Section 4975(d) of the IRC, or by the transitional rules of
Section 414(c) and Section 2003(c) of ERISA.

         "Reportable Event" means (i) any transaction described in Section 406 of ERISA or the regulations thereunder for which the 30-day notice is not waived by said regulations, (ii) a withdrawal from a plan described in Section 4063 or 4064 of ERISA, or (iii) a cessation of operations described in Section 4062(f) of ERISA.

         "Revolving Facility" means the credit facility established for revolving loans pursuant to Article II-A of this Agreement.

         "Revolving Facility Advance" means a loan made by Lender under the Revolving Facility.

         "Revolving Facility Balance" means, at any time, the unpaid principal balance outstanding and owing under the Revolving Facility.

         "Revolving Facility Maturity Balance" means the aggregate unpaid principal balance outstanding under the Revolving Facility at the close of Lender's business on the Revolving Facility Maturity Date.

         "Revolving Facility Maturity Date" means November 30, 2000.

         "Senior Funded Debt to Cash Flow" means the ratio of (i) without duplication, the sum of all indebtedness for borrowed money, all capital lease obligations and all indebtedness, liabilities and obligations of Ultrak (or any other Borrower or Guarantor) under that certain Lease Agreement (Tax Retention Operating Lease), dated as of March 31, 1997, between First Security Bank, National Association, not individually but solely as the Owner Trustee under the Ultrak Trust 1996-1, as Lessor, and Ultrak Operating, L.P., as Lessee, to
(ii) earnings before interest, taxes, depreciation and amortization, determined in arrears for the preceding four fiscal quarters.

         "Shareholder's Equity" means shareholder's equity determined according to GAAP.

         "Subordinated Debt" means all indebtedness which by its terms is subordinate in right of payment and claim in favor of Lender pursuant to an Affiliate Subordination Agreement or other written subordination agreement reasonably satisfactory to Lender.

         "Subsidiaries" at any time means all subsidiary corporations, partnerships or other business entities that would be appropriate for inclusion in either consolidating or consolidated financial statements of Parent, determined according to GAAP, and "Subsidiary" means any of such Persons collectively.

         "Term Facility" means the credit facility established for conversion of the Revolving Facility Maturity Balance to a term loan, pursuant to Article II-B of this Agreement

         "Term Facility Amortization Payment" means an amount, rounded upward to the nearest whole dollar, equal to one- sixteenth (1/16th) of the Revolving Facility Maturity Balance, provided, that the final Term Facility Amortization Payment shall be an amount equal to the amount of the remaining unpaid principal balance outstanding under the Term Facility as of the time such payment is made.

         "Term Facility Balance" means, at any time, the Facility Balance existing under the Term Facility.

         "Term Facility Maturity Date" means November 30, 2004.

         "Type" means any type of loan under the Facility (i.e. a Prime Rate Balance or LIBOR Balance).

         "UCC" means the Texas Uniform Commercial Code, as in effect from time to time.

         "Ultrak" means Ultrak Operating, L.P., a Texas limited partnership, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, whose tax identification number is 75-2625985, and its successors and assigns.

         "Ultrak GP" means Ultrak GP, Inc., a Delaware corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, whose tax identification number is 52-1971937, and its successors and assigns.

         "Ultrak LP" means Ultrak LP, Inc., a Delaware corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, whose tax identification number is 51-0372494, and its successors and assigns.

         "VideV" means, VideV GmbH, a corporation organized under the laws of Germany, with its principal place of business located at GroBenbaumer Weg 10, 40472 Dusseldorf, Germany, and its successors and assigns.

          "Voting Stock" means sufficient shares of a Borrower or a Guarantor (however designated) having ordinary voting power for the election of a majority of the members of such Borrower's or Guarantor's board of directors (not including shares having such power only in the event of a contingency).

         1.2 GENERAL TERMS. Unless expressly provided otherwise, any term which is defined by the UCC shall have the same meaning, wherever used in this Agreement, as is prescribed by the UCC.

                       ARTICLE II-A.  REVOLVING FACILITY

         2A.1    REVOLVING FACILITY ADVANCES.  Subject to the terms and
provisions of this Agreement, Lender hereby establishes a revolving credit facility for loans to Borrowers from time to time during the period beginning on the Effective Date and ending on the Revolving Facility Maturity Date, provided, that the Facility Balance shall not at any time exceed an amount equal to the Credit Limit, less the Letter of Credit Reserve. Principal may be borrowed and repaid, from time to time during such period, subject to all terms and provisions of this Agreement. No Revolving Facility Advance shall be made after the Revolving Facility Maturity Date. Each Borrower jointly and severally agrees to pay the Revolving Facility Balance as provided by this Agreement.

         2A.2    INTEREST ACCRUAL.  Interest on the Revolving Facility Balance
shall accrue as provided in Article II-C.

         2A.3    PAYMENTS; CONVERSION TO TERM FACILITY.  Subject to the terms of this Agreement, accrued interest on the Revolving Facility Balance shall be payable quarterly in arrears on each Payment Date, beginning on December 31, 1997, and continuing thereafter through September 30, 2000, and on the Revolving Facility Maturity Date. If any such accrued interest is not paid on its due date, Lender may at its option (but with no obligation to do so), add the amount of such accrued interest to the unpaid principal due under the Revolving Facility, in which event such accrued interest will be deemed paid and the aggregate amount thereof shall be deemed included in the Revolving Facility Balance. Subject to the terms of this Agreement, on the Revolving Facility Maturity Date the Revolving Facility Maturity Balance shall automatically be renewed and converted to comprise the Term Facility Balance as provided by paragraph 2B.1.

         2A.4    TERMINATION OF REVOLVING FACILITY.  Subject to the terms of this Agreement, the Revolving Facility shall terminate on the Revolving Facility Maturity Date. Borrowers acknowledge and agree that Lender shall have no obligation to renew the Revolving Facility.

         2A.5    USE OF PROCEEDS.  Subject to the terms of this Agreement, all proceeds of Revolving Facility Advances shall be used for working capital purposes in the ordinary course of business or for capital expenditures or acquisitions to the extent not prohibited by this Agreement.

         2A.6    BORROWING AND DISBURSEMENT.  Revolving Facility Advances shall be funded at the request of a Borrower, subject to satisfaction of all requirements for funding under the Revolving Facility as provided in paragraph
4.2 and otherwise as provided by this Agreement. Lender shall be given a timely Interest Notice with respect to each request for a Revolving Facility Advance, provided, that if Lender does not receive a timely Interest Notice with respect to any such request, such Borrower shall automatically be deemed to have irrevocably designated such Revolving Facility Advance as being a Prime Rate Balance, subject to the right of later conversion as provided by paragraph 2C.3(b). Subject to the terms and conditions of this Agreement, Lender shall fund the requested Revolving Facility Advance by disbursing same to an operating account of any Borrower (or Borrowers jointly), according to any Borrower's written disbursement instructions.

         2A.7    REIMBURSEMENTS TO LENDER.  In the event Lender shall sustain or incur any loss or reasonable expenses as a result of failure by a Borrower to borrow any Revolving Facility Advance after having given notice of a request for such Revolving Facility Advance under paragraph 2C.4 (whether by reason of election not to proceed with such Advance or failure of satisfaction of any conditions required by Article IV), Borrowers jointly and severally agree to pay to Lender, upon demand, an amount sufficient to compensate Lender for any such losses and expenses, including, without limitation, Consequential Loss, if any. At the request of Borrowers, Lender shall provide a certificate itemizing such loss and expenses.

         2A.8    FUNDING/BOOKING OF REVOLVING FACILITY ADVANCES.  Lender may
fund or book amounts in respect of Revolving Facility Advances at any office or branch office of Lender as Lender shall determine in its discretion.

         2A.9    CONTINUING REPRESENTATIONS.  Except as may have been otherwise disclosed to Lender in writing, each request for a Revolving Facility Advance and acceptance of the proceeds thereof shall constitute a continuing representation and express warranty by Borrower that as of the date of such request and at and as of the time of the funding thereof all conditions and requirements of subparagraphs (b) through (e) of paragraph 4.2 are satisfied and fulfilled in all respects.

                          ARTICLE II-B.  TERM FACILITY

         2B.1    TERM FACILITY.  Lender hereby establishes a term facility for repayment of the Revolving Facility Maturity Balance. Subject to the terms and provisions of this Agreement, effective at the close of Lender's business on the Revolving Facility Maturity Date, the Revolving Facility Maturity Balance shall automatically convert and be renewed into, and thereafter shall constitute, the Term Facility Balance, which shall be payable and governed as provided in paragraph 2B.4 and otherwise as provided by this Agreement.

         2B.2    INTEREST ACCRUAL.  Interest on the Term Facility Balance shall accrue as provided in Article II-C.

         2B.3    PAYMENTS.  Subject to the terms of this Agreement, (i) accrued interest on the Term Facility Balance shall be payable quarterly in arrears on each Payment Date beginning on December 31, 2000, and continuing thereafter through September 30, 2004 and on the Term Facility Maturity Date, and (ii) principal payments in an amount equal to the Term Facility Amortization Payment shall be due and payable in equal quarterly installments on each Payment Date beginning on December 31, 2000 and continuing thereafter through September 30, 2004 and on the Term Facility Maturity Date.

         2B.4    TERMINATION OF TERM FACILITY.  Subject to the terms of this
Agreement, the Term Facility shall terminate and the Term Facility Balance and all unpaid accrued interest and other obligations in respect thereof shall be due and payable in full on the Term Facility Maturity Date.

         2B.5    BOOKING OF TERM FACILITY BALANCE.  Lender may book the Term
Facility Balance at any office or branch office of Lender as Lender shall determine in its discretion.

         2B.6    CONTINUING REPRESENTATIONS.  Except as may have been otherwise disclosed to Lender in writing, Borrowers' acceptance of the forbearance resulting from conversion of the Revolving Facility Maturity Balance to the Term Facility Balance as provided by paragraph 2B.1 shall constitute a continuing representation by Borrowers that no event or condition exists which would be the subject of a required notice under paragraph 6.11 or paragraph 6.12.

                       ARTICLE II-C.  GENERAL LOAN TERMS

         2C.1    MASTER NOTE.  The Facility Balance shall be further evidenced by a promissory note, dated as of the Effective Date, which shall be executed and delivered by Borrowers jointly and severally payable to the order of Lender in the face amount of the Credit Limit, in form satisfactory to Lender.

         2C.2    INTEREST ACCRUAL.  Interest shall accrue on the Facility
Balance from day to day outstanding at a rate equal to the lesser of the applicable Contract Rate or the Maximum Rate, provided however, that subject to the provisions of paragraph 9.9, in the event that the Contract Rate shall exceed the Maximum Rate and at any time and thereafter shall be less than the Maximum Rate, then at Lender's option, notwithstanding the foregoing, the rate of interest applicable hereunder shall remain at the Maximum Rate until the aggregate accrued interest to date under the Facility equals the amount that would have accrued had the Contract Rate at all times remained in effect. Each change in the applicable interest rate shall become effective without prior notice automatically as of the opening of business on the Business Day of any effective change in the applicable Floating Rate or the Maximum Rate, as the case may be. Unpaid principal, if any, of any Facility Balance remaining unpaid on the Term Facility Maturity Date shall automatically accrue interest from and after such date at an annual rate equal to the Maximum Rate. Interest on the Facility Balance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

         2C.3    INTEREST OPTIONS.  Subject to the provisions of this
Agreement, a Borrower shall have the option to designate all or any portion of any Revolving Facility Advance or any portion of the Facility Balance as a Prime Rate Balance, a Floating LIBOR Rate Balance or a LIBOR Balance, provided however, that any such LIBOR Balance for any particular Interest Period shall not be for less than $500,000.00 of unpaid principal or an integral multiple thereof, and no more than four (4) Interest Periods shall be allowed to exist at any one time. Any such option shall be exercised by timely delivery to Lender of an Interest Notice in the manner provided below:

                 a. Revolving Facility Advances. A Borrower shall give to Lender an Interest Notice in connection with each request for a Revolving Facility Advance, therein designating the Interest Option(s) selected with respect to such Revolving Facility Advance.

                 b. Conversion of Floating Rate Balance to LIBOR Balance. During any period in which any Floating Rate Balance is in existence Borrowers shall have the right to convert all or any portion thereof to a LIBOR Balance or to another Type of Floating Rate Balance by giving Lender an Interest Notice of such conversion, therein designating the Interest Option(s) selected with respect thereto.

                 c. At Expiration of Interest Periods. At least two (2) Business Days prior to the end of any Interest Period, Borrowers shall give Lender an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If no such Interest Notice is timely given to Lender, Borrowers shall be deemed to have designated that such LIBOR Balance shall be converted to a Prime Rate Balance upon the expiration of such Interest Period and to have given Lender notice of such designation.

Notwithstanding the foregoing, Borrowers shall have no right to designate the Adjusted LIBOR Rate or the Floating LIBOR Rate in any Interest Notice delivered at any time when any Event of Default is in existence.

         2C.4    INTEREST NOTICES.   Unless otherwise agreed by Lender, each
Interest Notice, in order to be timely and effective under this Agreement, shall be delivered to Lender (i) if such Interest Notice includes designation of a LIBOR Balance at least two (2) Business Days prior to the Business Day on which funding of the requested Advance, or conversion of a Floating Rate Balance to a LIBOR Balance, is to be effective, and (ii) otherwise by 12:00 noon on the Business Day on which any funding of the requested Advance, or conversion of a LIBOR Balance to a Floating Rate Balance or conversion of one Type of Floating Rate Balance to another Type of Floating Rate Balance, is to be effective. Each Interest Notice shall be irrevocable and binding upon Borrowers. Any Interest Notice may be written or oral (provided, that Borrowers agree that any oral Interest Notice shall promptly be confirmed in writing, but provided further, that any delay or failure in providing such confirmation shall not affect Lender's ability to properly rely upon the validity of any such oral Interest Notice). Lender hereby is authorized and directed to honor all telephonic Interest Notices from any Person whom Lender reasonably believes to be authorized to request an Advance. In accordance with paragraph 9.6(c), Borrowers jointly and severally agree to indemnify and hold Lender harmless from any loss or liability incurred in connection with honoring any such telephonic or other oral Interest Notices. Written Interest Notices are effective only upon receipt by Lender.

         2C.5    MANDATORY PAYMENTS.  If at any time for any reason the
Facility Balance exceeds an amount equal to the Credit Limit less the Letter of Credit Reserve, Borrowers jointly and severally agree to make an immediate payment of principal under the Facility in an amount not less than the amount of such excess, which shall be applied in the manner prescribed by paragraph 2C.6. Amounts, if any, payable under this paragraph 2C.5 shall be deemed to be payable without necessity of notice or demand and may be offset by Lender against any amount owing by Lender to any Borrower without prior notice.

         2C.6     APPLICATION OF PAYMENTS AND PREPAYMENTS.   All payments from
time to time received by Lender shall be applied in the following order of priority: (i) payment of any fees, costs or expenses for which any Borrower is obligated under the Loan Documents; (ii) payment of accrued interest due and payable in respect of the Facility; (iii) payment of principal due and payable in respect of the Facility, first to any Floating LIBOR Rate Balance, next to any Prime Rate Balance and then to any LIBOR Balance according to the latest expiring corresponding Interest Periods); and (iv) prepayments of principal under the Facility, first to any Floating LIBOR Rate Balance, next to any Prime Rate Balance and then to any LIBOR Balance according to the latest expiring corresponding Interest Periods (and in respect of the Term Facility Balance, in any case in inverse order of scheduled installments thereunder). Subject to the foregoing, Borrowers shall have the right to prepay all or any portion of the outstanding principal under the Facility at any time, subject however to prior payment of Consequential Loss, if any, resulting from such prepayment. Notwithstanding the foregoing, during the existence and continuance of any Event of Default, Lender may apply any payments or prepayments, or other amounts received, in such manner as Lender may determine in its sole discretion.

         2C.7    LETTERS OF CREDIT.

                 a. Upon the request of any Borrower from time to time, Lender shall in accordance with the provisions of this paragraph 2C.7 cause L/C Issuer to issue one or more Letters of Credit up to an aggregate amount available to be drawn (plus the aggregate amount of unreimbursed drawings under all Letters of Credit) at any time not to exceed the Letter of Credit Sublimit; provided, that (1) all Letter of Credit Documents in connection with each Letter of Credit shall be satisfactory to Lender in its sole discretion, (2) no Letter of Credit shall be issued if, after issuance thereof, the sum of the aggregate principal amount of the Facility Balance outstanding, plus the Letter of Credit Reserve, would exceed the Credit Limit, (3) each Letter of Credit shall be a documentary letter of credit issued to or for the benefit of a supplier of such Borrower in connection with the purchase of inventory or a standby letter of credit otherwise issued to a beneficiary, and for a purpose, acceptable to Lender in its sole discretion, and (4) no Letter of Credit shall have an expiration date later than 180 days after the Revolving Facility Maturity Date.

                 b. With respect to any drawing under a Letter of Credit which occurs on or prior to the Revolving Facility Maturity Date, unless Borrowers otherwise promptly pay L/C Issuer its reimbursement obligation therefor, Borrowers shall be deemed to have irrevocably requested Lender to make a Revolving Facility Advance (designated as a Prime Rate Balance) in the amount of such reimbursement obligation, and Lender shall have the option, but not the obligation, to fund such request. Upon Lender's funding of any such Revolving Facility Advance for the benefit of L/C Issuer, such reimbursement obligation shall be deemed paid and the amount thereof shall be included as a part of the Revolving Facility Balance.

         Borrowers shall promptly pay L/C Issuer all reimbursement obligations with respect to any drawing under a Letter of Credit which occurs after the Revolving Facility Maturity Date.

                 c. The issuance and negotiation of Letters of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), as published in the International Chamber of Commerce Uniform Customs and Practices, Publication No. 500 or, at L/C Issuer's and Lender's option, such other policies and practices as may be followed by L/C Issuer and Lender with respect to similar letters of credit at the time.

         2C.8    FEES.  Subject in all respects to the provisions of paragraph
9.9 Borrowers jointly and severally agree as follows:

                 a. Commitment Fee. In connection with and as consideration for Lender's commitments under this Agreement, and calculated from the date which is six months after the Effective Date, Borrowers shall pay a fee to Lender, beginning on June 30, 1998, and continuing on the last day of each March, June, September and December thereafter, through and including the Revolving Facility Maturity Date, in an amount equal to one- sixteenth of one percent (0.0625%) per annum of the average daily unused portion of the Credit Limit during the previous quarter (or shorter period with respect to any period beginning or ending on a date which is not the quarter end), payable quarterly in arrears on each Payment Date and on the date of any early termination of the Facility.

                 b. Letter of Credit Fees. As consideration for Lender's commitment to cause L/C Issuer to issue any Letter of Credit, Borrowers shall pay to Lender all applicable Letter of Credit fees as follows: one-half of one percent (0.50%) per annum of the face amount of each Letter of Credit (subject to payment of Lender's or L/C Issuer's applicable minimum fee for issuance of letters of credit of such type), plus Lender's or L/C Issuer's customary documentation fees, if any, for issuance. Such fees shall be payable to Lender in advance on the date of issuance of each Letter of Credit and shall be calculated according to the face amount of such Letter of Credit based on its stated term.

                 c. General. Fees shall be allocated by Borrowers among themselves as Borrowers shall determine. All fees shall be fully earned by Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

         2C.9    PAYMENTS.  Each Borrower hereby  jointly and severally agrees to make all payments in respect of the Obligations as provided by this Agreement and the other Loan Documents.

                     ARTICLE III.  CHANGE IN CIRCUMSTANCES

         3.1     INCREASED COST AND REDUCED RETURN.

                 a. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

                          i. shall subject Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Floating LIBOR Rate Balance or any LIBOR Balance, the Master Note or its obligation to make loans to Borrowers based on the Adjusted LIBOR Rate, or change the basis of taxation of any amounts payable to Lender (or its Applicable Lending Office) under this Agreement or the Master Note in respect of any Floating LIBOR Rate Balance or any LIBOR Balance (other than taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or its Applicable Lending Office);

                          ii. shall impose, modify or deem applicable any reserve, special deposit, assessment or similar requirement (other than the LIBOR Reserve Requirement utilized in the determination of the Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender (or its Applicable Lending Office), including the commitment of Lender hereunder; or

                          iii. shall impose on Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or the Master Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to Lender (or its Applicable Lending Office) of making, Converting into, Continuing or maintaining any Floating LIBOR Rate Balance or any LIBOR Balance or to reduce any sum received or receivable by Lender (or its Applicable Lending Office) under this Agreement or the Master Note with respect to any Floating LIBOR Rate Balance or any LIBOR Balance, then Borrowers shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrowers under this paragraph 3.1(a), Borrowers may, by notice to Lender, suspend the obligation of Lender to make or Continue loans of the Type with respect to which such compensation is requested, or to Convert loans of any other Type into loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of paragraph 3.4 shall be applicable); provided that such suspension shall not affect the right of Lender to receive the compensation so requested.

                 b. If, after the date hereof, Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

                 c. Lender shall promptly notify Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this paragraph and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. If Lender claims compensation under this paragraph, Lender shall furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         3.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any LIBOR Balance or any Floating LIBOR Rate
Balance:

                 (a) Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Balance; or

                 (b) Lender determines (which determination shall be conclusive) that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to Lender of funding such LIBOR Balances or Floating LIBOR Rate Balances;

then Lender shall give Borrowers prompt notice thereof specifying the relevant Type of loans and the relevant amounts or periods, and so long as such condition remains in effect, Lender shall be under no obligation to make additional loans of such Type, Continue loans of such Type, or to Convert loans of any other Type into loans of such Type and Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding loans of the affected Type, either prepay such loans or Convert such loans into another Type of loan in accordance with the terms of this Agreement.

         3.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lender or its Applicable Lending Office to make, maintain or fund LIBOR Balances or Floating LIBOR Rate Balances hereunder, then Lender shall promptly notify Borrowers thereof and Lender's obligation to make or Continue LIBOR Balances or Floating LIBOR Rate Balances and to Convert other Types of loans into LIBOR Balances or Floating LIBOR Rate Balances shall be suspended until such time as Lender may again make, maintain, and fund LIBOR Balances or Floating LIBOR Rate Balances (in which case the provisions of paragraph 3.4 shall be applicable).

         3.4 TREATMENT OF AFFECTED LOANS. If the obligation of Lender to make LIBOR Balances or Floating LIBOR Rate Balances available to Borrowers or to Continue, or to Convert loans of any other Type into, loans of a particular Type shall be suspended pursuant to paragraph 3.1 or paragraph

3.3 hereof (loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), Lender's Affected Loans shall be automatically Converted into Prime Rate Balances on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by paragraph 3.3, on such earlier date as Lender may specify to Borrowers) and, unless and until Lender gives notice as provided below that the circumstances specified in paragraph 3.1 or paragraph 3.3 hereof that gave rise to such Conversion no longer exist:

                 a. to the extent that Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to Lender's Affected Loans shall be applied instead to its Prime Rate Balances; and

                 b. all loans that would otherwise be made or Continued by Lender as loans of the Affected Type shall be made or Continued instead as Prime Rate Balances, and all loans of Lender that would otherwise be Converted into loans of the Affected Type shall be Converted instead into (or shall remain as) Prime Rate Balances.

         3.5 COMPENSATION. Upon the request of Lender, Borrowers shall pay to Lender such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by it as a result of:

                 a. any payment, prepayment or Conversion of a LIBOR Balance for any reason (including, without limitation, the acceleration of the Facility pursuant to paragraph 8.2) on a date other than the last day of the Interest Period for such LIBOR Balance; or

                 b. any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, Continue or prepay a LIBOR Rate Balance on the date for such borrowing, Conversion, Continuation or prepayment specified in the relevant notice of borrowing, prepayment, Continuation or Conversion under this Agreement.

         3.6     TAXES.

                 a. Any and all payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph 3.6) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv)

         Borrower shall furnish to Lender, at its address referred to in paragraph 9.3, the original or a certified copy of a receipt evidencing payment thereof.

                 b. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                 c. Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this paragraph 3.6) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                 d. If a Borrower is required to pay additional amounts to or for the account of Lender pursuant to this paragraph 3.6, then Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

                 e. Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing such payment.

                 f. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this paragraph 3.6 shall survive the termination of the Facility and the payment in full of the Master Note.

                            ARTICLE IV.  CONDITIONS

         4.1 ITEMS TO BE DELIVERED BY BORROWER. Prior to or simultaneously with execution and delivery hereof, Borrowers shall deliver, or cause to be delivered, to Lender the following:

                 a. Officer's Certificate (Corporate Borrowers and Guarantors). Due certification by the corporate secretary or assistant secretary of each corporation which is a Borrower or Guarantor hereunder, attesting to the accuracy, completeness and authenticity of the following:

                          i. Articles of Incorporation and Certificate of Existence. A copy of its articles of incorporation (or other similar corporate charter documentation, as applicable), and all amendments thereto, accompanied by the certificate of the appropriate governmental official of its jurisdiction of incorporation bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such copy is correct and complete and that such Person is a corporation duly incorporated and validly existing in such jurisdiction, and certified by the corporate secretary of such Person dated the date hereof, as being correct and complete as of the date hereof.

                          ii.     Good Standing.  Certification by the
                 appropriate government official of the jurisdiction of incorporation of each Borrower bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such Person is in good standing with respect to payment of franchise and similar taxes. Each Borrower and Guarantor represents that to the extent required by applicable law, it is qualified or licensed to transact business in all jurisdictions in which failure to so qualify could have a Material Adverse Effect.

                          iii.    Bylaws.   A copy of the bylaws or other
                 similar corporate governance documentation, as applicable, and all amendments thereto, of such Person accompanied by certificates from its corporate secretary, dated the date hereof, to the effect that such copy is correct and complete as of the date hereof.

                          iv.     Resolutions.   A copy of corporate
                 resolutions (or similar authorizing documentation, as applicable) of such Person approving this Agreement, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers of such Person to sign and deliver all Loan Documents to be executed by such Person, duly adopted by the board of directors of such Person, accompanied by the certificate of the corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors of such Person, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof. Such resolutions shall be in form and substance satisfactory to Lender.

                          v. Incumbency. Certification of incumbency of all officers of such Person executed by its president or vice president and corporate secretary, as of the effective date hereof, certifying the name and signature of each such officer.

                 b. General Partner's Certificate (Ultrak). In addition to the items required under paragraph 4.1(a), due certification by Ultrak GP, Inc., the general partner of Ultrak, attaching and attesting to the accuracy, completeness and authenticity of the following:

                          i. Certificate of Limited Partnership. A true and correct copy of Ultrak's certificate of limited partnership;

                          ii. Certificates of Existence (Ultrak and Ultrak GP, Inc.). A certificate of existence, issued and certified by the appropriate governmental official, for each of Ultrak and its sole general partner, Ultrak GP, Inc.;

                          iii.    Authorizing Resolutions.  A copy of
                 authorizing resolutions approving this Agreement and the other Loan Documents, authorizing the transactions contemplated hereby, and authorizing its sole general partner, Ultrak GP, Inc., to execute and deliver this Agreement and the other Loan Documents and any related documents contemplated hereby to be executed by Ultrak, in form satisfactory to Lender;

                          iv. Incumbency. Certification of the name and signatures of incumbent officers of Ultrak GP, Inc. who are authorized to execute this Agreement and other Loan Documents on behalf of Ultrak; and

                          v. Partnership Agreement. A true and correct copy of the agreement of limited partnership, and all amendments thereto, of Ultrak.

                 c. Amended and Restated Loan Agreement. This Agreement, duly executed.

                 d.       Master Note.  The Master Note, duly executed.

                 e. Affiliate Subordination Agreements. All Affiliate Subordination Agreements, if any, required by Lender under paragraph 6.17.

                 f. Guaranty. A Guaranty pursuant to paragraph 6.34, duly executed by each Borrower or Guarantor as the case may be and delivered and in form satisfactory to Lender.

                 g. Opinion of Counsel. An opinion of counsel for Borrowers in form and substance satisfactory to Lender.

                 h. Other Documents. Such other items as Lender may request in order to protect its interests and rights under the Loan Documents.

         4.2 LOANS UNDER REVOLVING FACILITY. As a condition to any Revolving Facility Advance, each of the following requirements must be satisfied in Lender's discretion:

                 a. Lender shall have implemented all administrative procedures required by Lender for administration of the Facility, in form satisfactory to Lender;

                 b. All items as required under paragraph 4.1 shall have been delivered to Lender, and the same shall be satisfactory to Lender in its discretion;

                 c. All representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects (as determined by Lender in its sole discretion) except as disclosed otherwise to Lender in writing and as acceptable to Lender;

                 d. No Event of Default shall have occurred and be continuing, or shall result from such Advance, and no other event or condition which with notice or the passage of time, or both would constitute an Event of Default, or which otherwise is the subject of a required notice under paragraph 6.11 or paragraph 6.12, shall be in existence; and

                 e. No material adverse change shall have occurred with respect to any Borrower's financial condition or operations since the effective date of the most recent financial statements delivered to Lender.

Any request for a Revolving Facility Advance at a time when any of the foregoing requirements are not satisfied may be declined by Lender without prior notice.

                   ARTICLE V.  REPRESENTATIONS AND WARRANTIES

         Each Borrower (as to itself unless otherwise noted) hereby represents and warrants to Lender the following:


         5.1 NAME; TRADE NAMES. Each Borrower and Guarantor is conducting, transacting, and carrying on its business under its corporate name shown in
Article I and such other names as may be specified in Exhibit 5.1, and is not engaged in business under any other name.

         5.2 CHIEF EXECUTIVE OFFICE. Each Borrower's and Guarantor's chief executive office is located at the address specified for such Person in Article I.

         5.3 EXISTENCE; GOOD STANDING. Each Borrower (excluding Ultrak) and Guarantor, respectively, is a corporation, duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed. Ultrak is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed. Ultrak GP, Inc., a Delaware corporation, is sole general partner of Ultrak.

         5.4 POWER AND AUTHORITY; VALIDITY. Each Borrower and Guarantor possesses all requisite power and authority to own, lease and operate its properties and to carry on its business and to execute, deliver and comply with the Loan Documents. Each of the Loan Documents has been duly authorized by all necessary corporate action and has been duly executed and delivered by each Borrower and Guarantor, and evidences valid and binding obligations enforceable in accordance with its respective terms.

         5.5 NO CONFLICTING AGREEMENTS. Each Borrower represents that the execution, delivery and performance of the Loan Documents will not violate the articles of incorporation or bylaws of any Person party thereto (or in the case of Ultrak, its agreement of limited partnership), nor constitute a default under, or result in a breach of, any contract, agreement or other instrument to which it is a party or which is applicable to its property.

         5.6 SHARE OWNERSHIP. Each Borrower's or Guarantor's outstanding shares or interests (as the case may be) have been duly and validly issued and are fully paid and nonassessable. The outstanding equity ownership of each such Person is as specified in Exhibit 5.6. Except as provided in Exhibit 5.6, there are no subscriptions, options to purchase, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature obligating any such Person to issue, transfer, deliver or sell additional shares or interests of its equity ownership.

         5.7     SUBSIDIARIES.   There are no Subsidiaries that are not
Borrowers or Guarantors, except as listed in Exhibit 5.7. Each such Subsidiary listed therein, if any, is organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted. All outstanding shares of stock, or other interests of equity ownership, of each such Subsidiary, if any, have been validly issued and are fully paid and non-assessable, and all shares, or other interests of equity ownership, owned by any Borrower or Guarantor are free and clear of any lien, pledge, security interest or other encumbrance.

         5.8 FINANCIAL STATEMENTS. Parent has delivered to Lender its consolidated audited balance sheet, income statement and statement of cash flow as of its fiscal year ending December 31, 1996 and its consolidated balance sheet, income statement and statement of cash flow as of the quarterly period ending September 30, 1997. All of such financial statements were prepared in accordance with GAAP, and are correct and complete, and fairly present the consolidated financial condition of Parent and the Subsidiaries on the respective dates thereof and the results of its operations for the respective periods then ended. There has been no material adverse change in the business, properties or financial condition of any Borrower or Guarantor since the dates of such financial statements, respectively.

         5.9 LITIGATION. Other than as disclosed to Lender in Exhibit 5.9, Borrower represents that no Borrower or Guarantor is a party to any pending lawsuits or proceedings before or by any state or federal court or governmental agency or instrumentality, and is not aware of any threatened or potential lawsuits, proceedings, claims or investigations. The items, if any, disclosed in Exhibit 5.9, in the event of any unfavorable or adverse determination, will not result in or cause a Material Adverse Effect.

         5.10 COMPLIANCE WITH LAWS. Borrower represents that neither any Borrower nor any Guarantor is in violation of any laws, regulations and orders in any respect which will result in or cause, or reasonably would be expected to result in or cause, a Material Adverse Effect.

         5.11 JUDGMENTS. There are no outstanding or unpaid judgments against any Borrower or Guarantor which, in the aggregate, exceed the total amount of $1,500,000.

         5.12 TAXES. All tax returns or filings required to be filed by any Borrower or Guarantor have been filed and taxes imposed upon any such Person which are due and payable have been paid.

         5.13 TITLE TO PROPERTY. Each Borrower and Guarantor has good and marketable title to all property reflected as being owned by such Person in the financial statements previously delivered to Lender or purported to have been acquired since such date, except property sold or otherwise disposed of subsequent to such date in the ordinary course of business. Each such Person possesses all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business as now conducted without any known infringement or conflict by or against the rights of any other Person.

         5.14 CONSENTS. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution, delivery and performance of the Loan Documents. Each Borrower and Guarantor has all required governmental permits and licenses, if any, on account of its operations and activities and is in full compliance with the terms and conditions thereof, and all such permits and licenses are in full force and effect.

         5.15 FULL DISCLOSURE. Borrower has disclosed to Lender all material facts known to Borrower concerning the financial condition and business operations of Borrowers and the Guarantors. All information furnished by Borrower to Lender was true and complete at the time of delivery thereof to Lender, and there has been no material change in any such information except as may have been disclosed by Borrower to Lender in writing. There is no fact known to Borrower which would be reasonably expected to result in a Material Adverse Effect during the term of this Agreement.

         5.16 SOLVENCY. As of, and immediately following the effective date of this Agreement: (i) the fair saleable value of all assets of each Borrower or Guarantor exceeds the amount of all of such Person's existing debts and liabilities (including contingent liabilities), (ii) the assets of such Person do not constitute an unreasonably small capital for the operation of such Person's business as now conducted and as intended to be conducted, taking into account all known or projected capital requirements for such operations, (iii) such Person does not intend to incur debts beyond its ability to pay as they mature, and (iv) such Person's cash flow is sufficient to pay all existing debts and liabilities as they become due.

         5.17 EMPLOYEE RELATIONS. Neither any Borrower nor any Guarantor is aware of any contemplated, threatened or pending strike, work stoppage or other labor dispute involving its employees or the employees of any Affiliate.

         5.18 EMPLOYEE BENEFIT PLAN. Neither any Borrower, any Guarantor nor any of their ERISA Affiliates, nor any Plan, is in material violation in form or in operation of any provision of ERISA or any other applicable state or federal law, including the requirements of the IRC. No Prohibited Transaction or Reportable Event has occurred with respect to any Plan which reasonably would be expected to result in a Material Adverse Effect. No notice of intent to terminate a Plan has been filed within the 24-month period preceding the date hereof, nor has any Plan been terminated under Section 4041(c) of ERISA since September 2, 1974. The PBGC has not instituted proceedings to terminate or appoint a trustee to administer a Plan, and no event has occurred and no condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither any Borrower, any Guarantor nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any multiemployer plan within the meaning of Section 3(37) or Section 3001(a)(3) of ERISA or Section 414 of the IRC. Neither any Borrower, any Guarantor nor any ERISA Affiliate has any obligation to provide medical benefits or coverage to any former employee other than as required under Section 4980B of the IRC or Part 6 of Title I of ERISA. Each Employee Benefit Plan subject to Section 4980B of the IRC has satisfied the applicable requirements of Section 4980B of the IRC. Each Plan meets the minimum funding requirements of IRC Section 412 and no waiver from the minimum funding requirements has been applied for or approved pursuant to Section 412(d) of the IRC. The reporting and disclosure requirements of each Plan have been timely and completely satisfied. Neither any Borrower, any Guarantor, any ERISA Affiliate nor any fiduciary of any Plan has engaged in conduct that would be a breach of any duty under Part 4, Subtitle B, Title I of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any Borrower, any Guarantor or any ERISA Affiliate, threatened against, or with respect to, any Plan or its assets, if any. Each Plan which is a "welfare benefit plan," as described in
Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment. Termination of employment of any employee of any Borrower, any Guarantor or any ERISA Affiliate would not result in payments which, in the aggregate, would result in imposition of the sanctions imposed under Section 280B or Section 4999 of the IRC.

         5.19 ENVIRONMENTAL MATTERS. Borrower represents and warrants to Lender that to the best of Borrower's knowledge: (a) all of Borrowers' and the Guarantors' activities and conduct of business related to the use and handling of Hazardous Materials, comply and have at all times complied with all Environmental Requirements; (b) neither Borrower, any Guarantor nor any prior owner of any of their respective property has received notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order, judgment or lien, nor any lawsuit, claim, proceeding citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of any Borrowers' or Guarantors' business or any associated real property, by any Person, or from alleged violation of Environmental Requirements; (c) each Borrower and Guarantor has all permits and licenses required to be issued to it by any governmental authority on account of any or all of its activities, and is in full compliance with the terms and conditions of all such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of any such permits or licenses exists, and such permits and licenses are in full force and effect.

         5.20 REPRESENTATIONS AND WARRANTIES CUMULATIVE. The representations and warranties contained in this Article V are in addition to all other representations and warranties provided in the Loan Documents.

                             ARTICLE VI.  COVENANTS

Throughout the Contract Term and until payment and performance in full of the Obligations, each Borrower agrees (as to itself unless otherwise noted) as follows, unless otherwise allowed by prior written consent of Lender:

         6.1 COMPLIANCE CERTIFICATE. Within forty-five (45) days following the end of each fiscal quarter, Borrowers shall deliver to Lender a certificate, in form satisfactory to Lender, signed by the president or chief financial officer of each Borrower certifying to Lender (i) that no event or condition that would be the subject of a required notice under paragraph 6.11 or paragraph 6.12 is in existence as of the date of such certificate or, if such is not the case, provides the notice required pursuant to paragraph 6.11 or paragraph 6.12, when the event giving rise to such notice occurred, whether the event giving rise to such notice is continuing and the steps taken or being taken by Borrowers with respect to such event, (ii) setting forth the calculations required to establish whether or not Parent was in compliance with the requirements of paragraphs 6.20, 6.21, 6.24 and 6.25, as at the end of such calendar quarter, and (iii) which states that the information on the Exhibits to this Agreement is complete and accurate as of the date of such certificate, or if such is not the case, attaches to such certificate updated Exhibits (subject to Lender's approval of such updated Exhibits). Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by Borrowers respecting their compliance or non-compliance with this Agreement, and Borrowers acknowledge that Lender shall rely upon the same in making loans under the Revolving Facility.

         6.2 AUTHORITY. As soon as possible following any effective change thereof and in any event within ten (10) Business Days thereafter (but in any event at or prior to the time of any loan request thereafter, and at such other times, from time to time, at the request of Lender) Borrowers shall certify to Lender the names and signatures of all Persons authorized to execute and deliver any documentation contemplated by or relating to any of the Loan Documents.

         6.3 BOOKS AND RECORDS. Each Borrower and Guarantor shall keep and maintain proper, complete and consistent books of record and account respecting such Person's affairs and financial condition in accordance with GAAP, and shall permit Lender from time to time, by and through its authorized agents, to
(i) visit and inspect any of such Person's properties located in the United States, (ii) inspect and copy the books and records located in the United States of any Borrower or Guarantor at any location inspected under clause (i), and (iii) discuss any Borrower's or Guarantor's affairs, finances, accounts and operations with its officers. Notwithstanding the foregoing, Lender shall have the continuing right, by and through its authorized agents, and at its sole cost and expense to (x) visit and inspect any Borrower's or Guarantor's properties located outside the United States, (y) inspect and copy the books and records located outside the United States of any Borrower or Guarantor at any location inspected under clause (x), and (z) discuss any Borrower's or Guarantor's affairs, finances, accounts and operations with its officers.

         6.4 EXISTENCE. Each Borrower and Guarantor shall preserve and maintain its existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

         6.5 ANNUAL FINANCIAL STATEMENTS. Parent shall deliver to Lender, as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, its unqualified audited consolidated balance sheet as of the end of such fiscal year, and its audited consolidated statement of income and changes to stockholders equity and consolidated statements of cash flow, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm acceptable to Lender as fairly presenting the consolidated financial condition and results of operations of Parent and the Subsidiaries (including, without limitation, each Borrower and Guarantor). Such financial statements shall be accompanied by a copy of the report to management delivered to Parent by such accountants and also by a statement signed by Parent's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the consolidated financial condition and results of operation of Parent and the Subsidiaries (including, without limitation, each Borrower and Guarantor), and that no event or condition that would be the subject of a required notice under paragraph 6.11 or paragraph 6.12 is in existence as of the date of delivery of such statements.

         6.6 INTERIM FINANCIAL STATEMENTS. Parent shall deliver to Lender, as soon as practicable after the end of each calendar quarter, and in any event within forty-five (45) days thereafter, a





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
consolidated and consolidating balance sheet as of the end of such quarter, and consolidated income statement for such quarter and a consolidated and consolidating income statement for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and prepared in accordance with GAAP. Such financial statements shall be accompanied by a statement signed by each Borrower's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the financial condition and results of operations of Parent and the Subsidiaries (including, without limitation, each Borrower and Guarantor), and that no event or condition that would be the subject of a required notice under paragraph 6.12 is in existence as of the date of delivery of such statements.

         6.7 PROJECTIONS. Borrowers shall deliver to Lender, on or before March 31 of each year during the Contract Term, a projection for the period of not less than twelve calendar months following the preceding December 31, including projected balance sheets, statements of income and statements of cash flow, all in form satisfactory to Lender and including such additional information as is required by Lender.

         6.8 SEC FILINGS. Parent shall deliver to Lender a correct and complete copy of (i) each Form 10-K Report filed with the Securities and Exchange Commission, which shall be delivered to Lender as soon as practicable upon filing thereof and in any event within ten (10) Business Days after the applicable filing deadline date, (ii) each Form 10-Q Report filed with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof and in any event within ten (10) Business Days after the applicable filing deadline date, and (iii) each other filing from time to time made with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof and in any event within ten (10) Business Days after the filing thereof.

         6.9 INFORMATION. In addition to information and items specifically required by the Loan Documents, Borrowers shall promptly furnish to Lender such other information, documentation or projections respecting its business affairs, assets and liabilities as Lender may reasonably request.

         6.10 NOTIFICATION OF CONTINGENT LIABILITIES. Promptly upon receiving notice or otherwise becoming aware thereof, Borrowers shall notify Lender of any pending or threatened lawsuit, claim, action, liability, investigation or proceeding that would be treated as a contingent liability of any Borrower or Guarantor under GAAP and is in an amount in excess of $2,000,000, or which is reasonably expected to result in a Material Adverse Effect.

         6.11 NOTIFICATION OF MATERIAL CHANGES. Borrowers will notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) change of any Borrower's or Guarantor's name, (ii) change of any Borrower's or Guarantor's address or principal place of business, or
(iii) change of the location of any Borrower's or Guarantor's books and records. Borrowers shall promptly notify Lender of any change in any other material fact or circumstance represented or warranted in any of the Loan Documents.

         6.12 NOTIFICATION REGARDING DEFAULT. Borrowers shall immediately notify Lender in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action Borrowers are taking or propose to take with respect to such condition or event. Borrowers shall immediately notify Lender in writing if any Borrower knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. Without limiting the foregoing, Borrowers will also immediately notify Lender if any Borrower's or Guarantor's board of directors authorizes the filing by such Person of a petition in bankruptcy.

         6.13 PAYMENT OF TAXES. Each Borrower shall, and shall cause each Guarantor to, promptly pay, or cause to be paid, when due, any and all taxes except such taxes as may be contested in good faith by appropriate proceedings, provided, that adequate reserves shall be maintained as are appropriate according to GAAP.

         6.14 COMPLIANCE WITH LAWS. Each Borrower shall, and shall cause each Guarantor to, comply with all applicable laws, regulations and orders applicable to it or its property, a violation of which would reasonably be expected to result in a Material Adverse Effect, and upon request by Lender, provide Lender with evidence of such compliance.

         6.15 COMPLIANCE WITH AGREEMENTS. Each Borrower shall, and shall cause each Guarantor to, comply in all material respects with all agreements, indentures, mortgages or documents binding upon such Person or affecting its property or business.

         6.16 FEES, COSTS AND EXPENSES. Each Borrower agrees to promptly pay upon demand all costs, fees and expenses as provided in paragraph 9.6.

         6.17 SUBORDINATION AGREEMENTS. At Lender's request, all present and future obligations due by any Borrower to any Affiliate (excluding ordinary course items such as salary, travel and expense reimbursements and other similar ordinary course items as may be determined by agreement) shall be subordinate in right of payment and claim to the Obligations, pursuant to a definitive subordination agreement executed by Borrower and such Affiliate in form satisfactory to Lender. Each Borrower agrees to cause, at Lender's request, all present and future obligations due by any Guarantor to any Affiliate (excluding ordinary course items such as salary, travel and expense reimbursements and other similar ordinary course items as may be determined by agreement) to be subordinate in right of payment and claim to the obligations of such Guarantor under the Loan Documents to be executed by such Guarantor, pursuant to a definitive subordination agreement executed by such Guarantor and such Affiliate in form satisfactory to Lender.

         6.18 CHANGE OF FISCAL YEAR. Each Borrower shall notify Lender at least ninety (90) days prior to the effective date of any change in its fiscal year or any change in the fiscal year of any Guarantor.

         6.19 EMPLOYEE BENEFIT PLANS. Each Borrower shall, and shall cause each Guarantor to, timely deliver the following to Lender: (a) a copy of any notice of noncompliance received from the PBGC under Section 4041(b)(2)(c), within three (3) days after receipt of such notice; (b) a copy of any notice received by such Person or any ERISA Affiliate, or the administrator of any Plan, that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, promptly upon receipt and in no event more than three (3) days after the receipt of such notice;

(c) a copy of any notice received by any Borrower or Guarantor, or any of their ERISA Affiliates, concerning the imposition of any withdrawal liability under
Section 4202 of ERISA, within ten (10) days after receipt thereof by such Person; (d) a copy of any notification of intention to impose or assert withdrawal liability under ERISA against any Borrower or Guarantor, or any of their ERISA Affiliates, promptly upon receipt thereof and in any event within three (days) of receipt thereof; and (e) a copy of any notice from the Internal Revenue Service regarding revocation or investigation of possible revocation of the qualified status of any Plan under the IRC, promptly upon receipt thereof and in any event within three (3) days after receipt thereof. If requested by Lender, each Borrower shall, and shall cause each Guarantor to, timely deliver the following to Lender: (f) a copy of all materials required to be filed with the PGBC by any Borrower or Guarantor, or any of their ERISA Affiliates, with respect to any Reportable Event, within ten (10) days after the earlier of the filing or the occurrence thereof; (g) a copy of any notice sent by any Borrower or Guarantor, or any of their ERISA Affiliates, to participants of a Plan of such Person's intent to terminate such Plan, no later than the date such notice is required to be provided to participants under Section 4041(a)(2) of ERISA;
(h) a copy of each annual and other report with respect to each Plan or any trustee created thereunder, promptly after the filing thereof with the United States Secretary of Labor or the PBGC; and (i) such additional information concerning any Borrower's or Guarantor's, or any of their ERISA Affiliates', Employee Benefit Plans as may be requested by Lender. Each Borrower and Guarantor shall make prompt payment of all contributions required under all Plans to the extent required to meet the minimum funding standard set forth in ERISA with respect to such Plans, but shall reduce contributions or benefits if and to the extent necessary to avoid an Event of Default hereunder to the extent such reduction is not prohibited by applicable provisions of ERISA.

         6.20 FINANCIAL COVENANTS. Each Borrower agrees that the following financial covenants must be maintained as set forth herein as of the times specified, as applicable:

         a. Maximum Senior Funded Debt to Cash Flow. Parent's consolidated Senior Funded Debt to Cash Flow shall not exceed
                 2.75 to 1.00 at any time, tested as of the end of any fiscal quarter.

         b. Fixed Charge Coverage Ratio. Parent's consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 at any time, tested as of the end of any fiscal quarter.

         6.21 SALE OF ASSETS. Neither any Borrower nor any Guarantor will sell or dispose of any assets other than in the ordinary course of business, provided, that no Borrower or Guarantor shall be precluded from making sales not in the ordinary course of business, the sales price of which, when added to the sales price of all other such sales, if any, by all Borrowers and Guarantors during the preceding twelve calendar months does not exceed an aggregate of $5,000,000.

         6.22 PROHIBITION AGAINST LIENS. Neither any Borrower nor any Guarantor will grant, create or allow to exist any security interest, lien or other encumbrance on any of such Borrower's or Guarantor's property, excluding Permitted Liens. Neither any Borrower nor any Guarantor will enter into or otherwise become a party to any agreement (other than this Agreement) that prohibits or otherwise restricts the right of such Borrower or Guarantor to create, incur, assume or otherwise suffer to exist any security interest, lien, pledge or other encumbrance in favor of Lender on any of such Person's property.

         6.23 DISSOLUTION, LIQUIDATION, MERGER. Neither any Borrower nor any Guarantor shall dissolve or liquidate, or become a party to any merger or consolidation with any Person (other than merger or consolidation with another Borrower, in which event such Borrower shall provide Lender with at least fifteen (15) days prior written notice of such intended merger or consolidation and provide Lender with such documentation in connection therewith as Lender may request).

         6.24 LIMITATION ON INDEBTEDNESS. Neither any Borrower nor any Guarantor will become or remain obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, for an amount in excess of $2,000,000 in the aggregate for all Borrowers and Guarantors, other than indebtedness in favor of Lender or trade indebtedness incurred in the normal and ordinary course of such Borrower's or Guarantor's business and not more than sixty (60) days past due.

         6.25 LIMITATION ON CONTINGENT LIABILITIES. Neither any Borrower nor any Guarantor will be directly or indirectly liable in connection with the obligations of any other Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, in an amount in excess of $2,000,000 in the aggregate for all Borrowers and Guarantors, other than in favor of Lender.

         6.26 CHANGE IN BUSINESS. Neither any Borrower nor any Guarantor shall discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to such Person's existing line of business.

         6.27 CHANGE IN MANAGEMENT. There will be no change of the personnel performing the functions of any Borrower's or any Guarantor's chief executive officer, chief financial officer and chief operating officer (collectively, the "Management Positions") as such positions are presently constituted. Notwithstanding the foregoing, such a change in personnel may occur if not more than three individuals cease to hold any Management Position during the twelve (12) month period ending on the date of such change or if the individual currently performing the function becomes unable to perform such function, provided that the individual appointed to any such Management Position is an individual acceptable to Lender.

         6.28 REDEMPTIONS AND ACQUISITION OF SHARES. Parent will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its Capital Stock, provided, that for so long as no Event of Default, or event or condition which with notice or passage of time, or both, would constitute an Event of Default, is in existence, Parent shall not be precluded from making any such payments in an aggregate amount not exceeding $20,000,000 during the Contract Term.

         6.29 CONSULTING FEES, ETC., TO SHAREHOLDERS AND DIRECTORS. Neither any Borrower nor any Guarantor will declare or pay any consulting fees, management fees or other third party fees to any Affiliate; provided that such fees may be declared and paid to Affiliates, arising out of transactions entered into by such Borrower or Guarantor and such Affiliate on terms comparable to terms available in similar transactions with a third party which is not an Affiliate of any Borrower or Guarantor, in an amount for all Borrowers and Guarantors not to exceed $300,000 in the aggregate during any twelve (12) month period.

         6.30 LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS. Except as set forth in Exhibit 6.30, neither any Borrower nor any Guarantor will make any loans or advances to or for the benefit of (i) any Affiliate who is a Borrower or Guarantor, the unpaid balance of which at any time, when added to the unpaid balance, if any, owing to any and all Borrowers and Guarantors by any such Affiliates, exceeds the amount of $10,000,000 in the aggregate or (ii) any Affiliate other than a Borrower or Guarantor, the unpaid balance of which at any time, when added to the unpaid balance, if any, owing to any and all Borrowers and Guarantors by all such Affiliates, exceeds the amount of $1,500,000 in the aggregate.

         6.31 TRANSACTIONS WITH AFFILIATES. Except as set forth in Exhibit 6.31, neither any Borrower nor any Guarantor will make any payment on any obligation owing to any Affiliate (excluding reasonable expense reimbursements in the ordinary course of business) unless specifically allowed under any Affiliate Subordination Agreement or otherwise allowed by Lender. Neither any Borrower nor any Guarantor will enter into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to such Borrower or Guarantor, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate. Neither any Borrower nor any Guarantor will enter into any transaction with an Affiliate involving an amount in excess of $1,500,000 unless such transaction is specifically approved by such Borrower's or Guarantor's board of directors as being an arm's length transaction on terms no less favorable to such Borrower or Guarantor, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate.

         6.32 ACQUISITIONS. Neither any Borrower nor any Guarantor shall purchase or otherwise acquire any other Person or all of, or substantially all of, the assets of any other Person, provided, that for so long as no Event of Default, or event or condition which with notice or passage of time, or both, would constitute an Event of Default, is in existence, neither any Borrower nor any Guarantor shall be precluded from acquiring any other Person or all of, or substantially all of, the assets of such Person the aggregate sales price of which, when added to the aggregate sales price (including cash, deferred payment obligations, stock, assumption of liabilities and all other forms of consideration) of all other such acquisitions, if any, by all Borrowers and Guarantors during the preceding twelve (12) months does not exceed $20,000,000.

         6.33 LIMITATION ON INVESTMENTS. Neither any Borrower nor any Guarantor shall invest in or otherwise purchase or acquire the securities of any Person, except for (i) ordinary course investments in securities of the United States and certificates of deposit issued by commercial banks organized in the United States which have assets in excess of $250,000,000.00 and (ii) investments in equity securities traded on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market, investment grade bonds and other similar debt instruments traded in a nationally recognized domestic United States market and other similar marketable securities up to an amount not to exceed $15,000,000 plus, or minus, the sum of all realized gains, or losses, of such investments and realized gains, or losses, associated with Parent's "Put Option Program," each net of all applicable taxes; provided that (A) such investments shall specifically exclude any investment in or other trading of foreign currency (except as required to support Parent's and its Subsidiaries' operations), commodities, commodity contracts (as defined in the UCC), futures contracts, options, swaps or any other financial or other type of "derivative" transaction or investment and (B) no more than twenty percent (20%) of all investments permitted pursuant to this clause (ii) shall be in any single investment.

         6.34    GUARANTY.   Each Borrower, and each Subsidiary of each
Borrower (whether presently existing or formed or acquired after the date hereof), shall execute and deliver to Lender a guaranty agreement, in form and substance satisfactory to Lender, pursuant to which such Person shall guarantee prompt payment and performance when due of the Obligations, provided, in the case of Monitor, the such guaranty agreement shall exclude, and Monitor shall have no liability or obligation for, any such Obligations owing by any other Borrower and outstanding as of the effective date of this Agreement.

         6.35 INVENTORY. Each Borrower and each Guarantor represents and warrants to Lender that all inventory of such Person shall be held for sale in the ordinary course of such Person's business, and is and will be fit for such purpose. Each Borrower and each Guarantor will keep its inventory in good and marketable condition, at its own expense. All sales of inventory shall be in accordance with applicable law. Each Borrower and each Guarantor will maintain a perpetual inventory system at all times and will conduct a count of its inventory in accordance with GAAP and at Lender's request shall promptly supply Lender with a copy of such count.

         6.36 ENVIRONMENTAL COMPLIANCE. At Lender's written request and Borrowers' sole cost and expense (not to exceed $30,000 in any twelve (12) month period), Borrowers shall provide Lender, an environmental site assessment, prepared by a credentialed environmental site consultant acceptable to Lender and in form satisfactory to Lender, confirming to Lender the status of compliance with Environmental Requirements with respect to any real property owned or leased by any Borrower or Guarantor. Notwithstanding the foregoing, it is agreed that absent existence of an Event of Default, any such environmental site assessment, shall not be required more often than once during any three (3) year period (it being understood, however, that such limitation shall not apply at any time when any Event of Default is in existence or if any such item is required in order to comply with applicable law).

         6.37 EQUIPMENT. Each Borrower's and Guarantor's equipment is and will be used or held for use in the ordinary course of such Person's business. Such equipment shall be maintained in good operating condition and repair (ordinary wear and tear excepted).

         6.38 INSURANCE. Upon Lender's written request, each Borrower and Guarantor shall keep and maintain adequate insurance with respect to its business and all of its property. Such insurance shall be with respect to loss, damages and liability of amounts not less than what is reasonable for similarly situated businesses, and shall include, at minimum, extended coverage insurance, insurance against business interruption, insurance for worker's compensation and insurance for general premises liability, fire, theft, burglary, pilferage, loss in transit, casualty and all risk. Each Borrower and Guarantor will make timely payment of all premiums required to maintain such insurance in force.

Each Borrower and each Guarantor shall deliver copies of each insurance policy to Lender at least once during any twelve (12) month period, and in any event, at such other times as Lender may request.

         6.39 COVENANTS CUMULATIVE. The covenants contained in this Article VI are in addition to all other covenants provided in the Loan Documents.

                         ARTICLE VII.  EVENT OF DEFAULT

         7.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                 a. The failure of timely payment of the Obligations, or any part thereof, as they become due in accordance with the terms of the Loan Documents;

                 b. Any violation, breach or default of any covenant, agreement or other obligation under this Agreement or any of the Loan Documents, not otherwise covered by paragraph 7.1(a);

                 c. Any representation or warranty made by Borrower or any Guarantor in the Loan Documents was false in any material respect at the time when made;

                 d. The occurrence of any event or circumstance which Lender believes has resulted, or may result, in a Material Adverse Effect;

                 e. The filing of any petition or proceeding by or against Borrower or any Guarantor under the United States Bankruptcy Code, as amended from time to time, or any other applicable state or federal law relating to bankruptcy reorganization or other relief for debtors, or the appointment of a conservator, receiver, trustee or liquidator of all or a substantial part of the assets of Borrower or any Guarantor;

                 f. The use of any funds borrowed from Lender under this Agreement for any purpose other than as provided in this Agreement;

                 g. The filing or commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any Borrower's or Guarantor's property if the amount in controversy is in excess of $1,500,000 in the aggregate, or if the outcome, pendency or effect thereof is reasonably expected to result in or cause a Material Adverse Effect;

                 h. Any breach or default in the payment or performance of any material obligation, or any defined event of default, under the terms, provisions or conditions of any contract or instrument pursuant to which any Borrower or Guarantor is obligated on any indebtedness or obligation or other liability to any Person other than Lender in an amount exceeding $1,500,000, and the expiration of thirty (30) days from the date of such breach, default or event of default;

                 i. The entry of any judgment or judgments against any Borrower or Guarantor in an amount equal to or exceeding $1,500,000 in the aggregate;

                 j. The dissolution or liquidation of any Borrower or Guarantor, or the taking of any action by the board of directors or shareholders of any Borrower or Guarantor (or its general partner in the case of Ultrak), to dissolve or liquidate;

                 k. Revocation or repudiation by any Borrower or Guarantor of any obligations under a Guaranty;

                 l. Any of the following with respect to any Plan: (i) a Reportable Event or Prohibited Transaction with respect to a Plan which could, in the opinion of Lender, result in a Material Adverse Effect; (ii) the filing of a notice of intent to terminate a Plan under a distress termination as described in section 4041(c) of ERISA which could, in the opinion of Lender, result in a Material Adverse Effect; (iii) the receipt of a notice by the plan administrator of Borrower or any Guarantor that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) the withdrawal by Borrower, any Guarantor or any ERISA Affiliate from a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414 of the IRC if such action could, in the opinion of Lender, result in a Material Adverse Effect; or (v) the revocation by the Internal Revenue Service of the qualified status of any Employee Benefit Plan if such action could, in the opinion of Lender, result in a Material Adverse Effect; or

                 m. Any qualification by a certified public accountant relative to any financial statement delivered to Lender under this Agreement that is not acceptable to Lender in its discretion.

                            ARTICLE VIII.  REMEDIES

         8.1 REFUSAL OF FUNDING. Lender shall have no obligation to make any loan and any loan requested at any such time may be declined by Lender, in whole or in part, in Lender's sole discretion without prior notice (i) at any time when any applicable condition for funding prescribed under this Agreement has not been fulfilled to Lender's satisfaction, (ii) at any time when any Event of Default is in existence, or when any condition exists which after notice or lapse of time, or both, would constitute an Event of Default, (iii) if Lender has received any notice under paragraph 6.12 or has knowledge of any event or condition which would be the subject of any notice required thereunder, or (iv) if any Borrower or Guarantor has repudiated or made any anticipatory breach of any of its obligations under this Agreement or any other Loan Document.

         8.2 REMEDIES. Should an Event of Default occur at any time, Lender may at its option declare the entire outstanding principal amount and unpaid accrued interest of any part of the Obligations to be immediately due and payable and, in addition, take any or all of the following action (provided, that with respect to any Event of Default arising under paragraph 7.1(a), ten (10) Business Days shall first have passed after written notice by Lender to Borrowers of the occurrence of any such Event of Default, and with respect to any other Event of Default, thirty (30) Business Days shall first have passed after written notice by Lender to Borrowers of the occurrence of any such Event of Default): (i) commence such actions as may be necessary to enforce the Obligations, or any part thereof; or (ii) exercise and avail itself of any and all other remedies as may be available under the Loan Documents or as otherwise may be available according to law.

         8.3 ENFORCEMENT COSTS. Borrowers jointly and severally agree to pay to Lender on demand any and all reasonable expenses, including legal expenses, reasonable attorneys' fees, court costs, collection costs and traveling expenses, incurred or paid by Lender in protecting or enforcing any of its rights hereunder or under any other Loan Document. Until reimbursed or otherwise paid, Lender is hereby authorized to add all such expenses to the principal amount of the Obligations. After deducting all of such expenses, any remaining proceeds of collection shall be applied in payment of the Obligations in such manner as Lender may determine, and the excess, if any, shall be disbursed by Lender in accordance with applicable law. Each Borrower expressly agrees that it shall remain liable for any deficiency.

         8.4 WAIVER OF NOTICES. Except as otherwise expressly provided in this Agreement, each Borrower expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest and any other notices of any kind with respect to the Obligations.

         8.5 SETOFF. Each Borrower irrevocably authorizes Lender to charge any account of such Borrower maintained with Lender with such amount as may be necessary from time to time to pay any Obligations. Each Borrower agrees that Lender shall have a contractual right to setoff any and all deposits or other sums at any time credited by or due from Lender to such Borrower against any part of the Obligations. Such right of setoff may be exercised at any time by Lender at any time when any Event of Default is in existence (subject to the prior notice requirements to the extent provided with respect to remedies pursuant to paragraph 8.2, but otherwise without prior notice), irrespective of whether an Event of Default exists or whether Lender has accelerated the Obligations. Upon the occurrence of an Event of Default and for so long as the same shall remain in existence and not cured or waived, Lender shall be entitled in its discretion to hold any such deposits or other sums pending acceleration of the Obligations.

         8.6 PERFORMANCE BY LENDER. Should any Borrower or Guarantor fail to perform any covenant, duty or agreement required by the Loan Documents, Lender may, at its sole option and election, perform or attempt to perform same on behalf of such Borrower or Guarantor at such Person's cost and expense, provided that Lender shall have no obligation or duty to take any such action. Each Borrower and Guarantor agrees to reimburse Lender for such reasonable costs and expenses on demand.

         8.7 NON-WAIVER. Forbearance or indulgence by Lender of any Event of Default or any other event or condition which is or would be the subject of a required notice under paragraph 6.12, at any time from time to time, shall not be deemed a waiver of any rights of Lender under the Loan Documents. The acceptance by Lender at any time and from time to time of any partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No delay or omission by Lender in exercising any right or remedy shall impair such right or remedy, or be construed as a waiver thereof, nor shall any single or partial exercise of any such rights or remedies preclude other or further exercise thereof. Lender shall not be required or obligated to file suit or otherwise pursue any other Person for enforcement or collection of any of the Obligations.





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
                           ARTICLE IX.  MISCELLANEOUS

         9.1 EFFECTIVE DATE; TERMINATION. This Agreement shall become effective upon acceptance by Lender, as of the effective date specified in the introductory paragraph of this Agreement. Subject to all other provisions of the Loan Documents, the Facility shall terminate automatically on the Term Facility Maturity Date, without further notice. Notwithstanding any such termination, the Obligations and all rights and remedies of Lender under the Loan Documents with respect thereto shall remain in full force and effect until all Obligations have been paid in full.

         9.2 PAYMENTS. All payments or collections received by Lender after its internally established time for closing business on any Business Day shall be deemed received as of the next succeeding Business Day. All payments shall be made in immediately available funds, at Lender's address specified in
Article I. Any payment which is due on a day which is not a Business Day shall instead be deemed to be due on the next succeeding Business Day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension.

         9.3 NOTICES. Any consent, approval, notice, request or demand from one party to another must be made in writing to be effective, and shall be deemed to have been given on the third Business Day after its deposit in the United States mail, postage prepaid and properly addressed, by certified or registered mail, return receipt requested, or on the Business Day on which it is actually delivered by messenger delivery, telecopy or other electronic transmission, whichever is earlier. The address of each party for the purposes hereof is as follows:

         Borrowers and Guarantors:

         ULTRAK, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         BISSET S.A.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         CASAROTTO SECURITY SPA
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         DENTAL VISION DIRECT, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         DIAMOND ELECTRONICS, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         INTERVISION EXPRESS, LTD.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         MAXPRO SYSTEMS PTY, LTD.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         MONITOR DYNAMICS, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         PHILTECH ELECTRONIC SERVICES
                 (PROPRIETARY) LIMITED
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         ULTRAK GP, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         ULTRAK LP, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         ULTRAK OPERATING, L.P.
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         VIDEV GMBH
         1220 Champion Circle, Suite 100
         Carrollton, Texas 75006
         Attention: Tim D. Torno, Vice President
         Telecopy: 214/280-9659

         Lender:

         NATIONSBANK OF TEXAS, N.A.
         901 Main Street, 7th floor
         Dallas, Texas 75202
         Attention:  COMMERCIAL BANKING/Division Manager: URGENT
         Telecopy:  214/508-3139

or such other address as may hereafter be designated and delivered in writing.

         9.4 USE OF LOAN PROCEEDS. No portion of the proceeds of any loans under the Revolving Facility shall be used to purchase or carry any "margin stock" (including, without limitation, repurchases of Parent's Capital Stock) as defined under Regulation "U" of the Board of Governors of the Federal Reserve System, or to repay or refinance any debt previously incurred by any Borrower for such purpose.

         9.5 LENDER'S RECORDS; ACCOUNT STATEMENTS. Lender's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Lender to any Borrower relating to principal, accrued interest or costs owing by Borrowers under this Agreement shall be presumed to be correct and accurate unless, within thirty (30) days after receipt thereof, Borrowers shall notify Lender in writing of any claimed error therein.

         9.6     EXPENSES AND INDEMNIFICATION.

                 a. Borrowers agree to pay on demand all costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Lender (including the cost of internal counsel) with respect thereto (which costs shall not exceed $7,500) and with respect to advising Lender as to its rights and responsibilities under the Loan Documents. Borrowers further agree to pay on demand all costs and expenses of Lender, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

                 b. BORROWERS AGREE TO INDEMNIFY AND HOLD HARMLESS LENDER AND EACH OF ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS (EACH, AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS'
         FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PERSON, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE FACILITY (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PERSON), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS PARAGRAPH APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PERSON OR ANY OTHER PERSON OR ANY INDEMNIFIED PERSON IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWERS AGREE NOT TO ASSERT ANY CLAIM AGAINST LENDER, ANY OF ITS AFFILIATES, OR ANY OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE FACILITY.

                 c. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this paragraph shall survive the payment in full of the Obligations and all other amounts payable under this Agreement.

         9.7 NON-APPLICABILITY OF CHAPTER 15 OF TEXAS FINANCE CODE. Chapter 15 of the Texas Finance Code shall not be applicable to this Agreement or the Revolving Facility.

         9.8 JUDGMENT INTEREST. It is agreed that any judgement entered by a court in favor of Lender against any Borrower for payment of the Obligations, or any part thereof, shall provide for post-judgement interest on the amount thereof at a rate equal to the Maximum Rate.

         9.9 INTEREST LIMITATION. In no contingency or event whatsoever shall the amount of interest under the Loan Documents paid by any Borrower, received by Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by Lender, exceed the Maximum Rate. In the event any such sums paid to Lender by any Borrower would exceed the Maximum Rate, Lender shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to such Borrower. All sums paid, or agreed to be paid, by any Borrower which are or hereafter may be construed to be compensation for the use, forbearance or detention of money shall be amortized, prorated, spread and allocated in respect of the Obligations throughout the full Contract Term until the Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents, or in any notes or other related documents executed pursuant hereto, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event Lender ever receives, collects or applies any amount in respect of any Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to such Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require any Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law. Subject to the foregoing, each Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to loans made by Lender to such Borrower, including all amounts agreed to by such Borrower or charged or received by Lender, which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by such Borrower and Lender in accordance with applicable law.

         9.10 CONTINUING RIGHTS OF LENDER IN RESPECT OF OBLIGATIONS. In the event any amount from time to time applied in reduction of the Obligations is subsequently set aside, avoided, declared invalid or recovered by any Borrower, any Guarantor or any trustee or in bankruptcy, or in the event Lender is otherwise required to refund or repay any such amount pursuant to any applicable law, then the Obligations shall automatically be deemed to be revived and increased to the extent of such amount and the same shall continue to be secured by the Collateral as if such amount had not been so applied.

         9.11 ACCEPTANCE AND PERFORMANCE. This Agreement shall become effective only upon acceptance by Lender. The Obligations are payable at Lender's offices in Dallas, Dallas County, Texas. Each Borrower, each Guarantor and Lender agrees that Dallas County, Texas shall be the exclusive venue for litigation of any dispute or claim arising under or relating to the Loan Documents, and that such county is a convenient forum in which to decide any such dispute. Each Borrower, each Guarantor and Lender consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for the litigation of any such dispute or claim.

         9.12 OBLIGATIONS. Lender's rights in respect of the Obligations shall not be impaired by reason that the amount thereof at any time exceeds any stated maximum or other limitation provided herein.

         9.13 EXPRESS WAIVERS BY BORROWERS IN RESPECT OF CROSS GUARANTIES. In connection with the matters provided in paragraph 9.27, each Borrower agrees as follows:

                 a. Borrower hereby waives: (1) notice of acceptance of this Agreement; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to Borrower's right to make inquiry of Lender to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase Borrower's risk with respect to such other Borrower under this Agreement; (5) notice of presentment for payment, demand, protest and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Borrower hereunder or under any of the Loan Documents to which Borrower is a party) and demands to which Borrower might otherwise be entitled.

                 b. Borrower hereby waives the right by statute or otherwise to require Lender to institute suit against any other Borrower or to exhaust any rights and remedies which Lender has or may have against any other Borrower. Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof.

                 c. Borrower hereby waives and agrees not to assert against Lender: (1) any defense (legal or equitable), set-off, counterclaim or claim which Borrower may now or at any time hereafter have against any other Borrower or any other party liable to Lender;
         (2) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower against Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Obligations or any security therefor; (3) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender under any applicable law; (4) the benefit of any statute of limitations affecting any other Borrower's liability hereunder.

                 d. In addition to the foregoing waivers, Borrower hereby waives outright and absolutely, any right of subrogation Borrower has or may have against any other Borrower with respect to the Obligations. In addition, Borrower hereby waives any right to proceed against any other Borrower, now or hereafter, for contribution, indemnity, reimbursement and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Borrower may now have or hereafter have as against any such other Borrower with respect to the Obligations. Borrower also hereby waives any rights to recourse to or with respect to any asset of any other Borrower. Borrower agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make Borrower a "creditor" of any other Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code Borrower shall not be deemed a "creditor" of any other Borrower.

                 e. Borrower consents and agrees that, without notice to or by Borrower and without affecting or impairing the obligations of Borrower hereunder, Lender may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any guarantor or other Person liable for payment of the Obligations, if any, or enforce, exchange, release or waive any security for the Obligations or any guaranty of the Obligations, or any thereof.

                 f. Lender shall have the right to seek recourse against Borrower to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Obligations shall serve to diminish the liability of Borrower under this Agreement except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

                 g. Borrower represents and warrants to Lender that Borrower is currently informed of the financial condition of all other Borrowers and Guarantors of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Borrower further represents and warrants to Lender that Borrower has read and understands the terms and conditions of the Loan Documents. Borrower hereby covenants that Borrower will continue to keep informed of the financial condition of all other Borrowers and Guarantors, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

         9.14 PARTICIPATION OF OBLIGATIONS. Each Borrower agrees that Lender may, at its option, sell interests in the Obligations and its rights under this Agreement to a financial institution or institutions and that Lender may disclose any financial and other information concerning Borrowers and Guarantors to any prospective purchaser of any such interest.

         9.15 OTHER AGREEMENTS; CROSS DEFAULT. Each Borrower expressly acknowledges that the "Obligations" as defined in this Agreement includes other obligations and indebtedness, if any, as may from time to time be owing to Lender by any Borrower under any other instrument or agreement executed by any Borrower for the benefit of Lender, whether or not such instrument or agreement is included within the Loan Documents. In consideration of this Agreement, each Borrower acknowledges and agrees that (i) any security or other collateral from time to time securing such other obligations and indebtedness shall secure all Obligations as collateral under this Agreement, (ii) any breach or default under any such other instrument or agreement shall constitute an Event of Default under this Agreement, and (iii) any Event of Default under this Agreement shall constitute a default under any such other instrument or agreement.

         9.16 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF LENDER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE.
         ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL (IF ANY), OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. LENDER MAY

         EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         9.17 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AGREE THAT NO PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY EACH PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

         9.18 GOVERNING LAW. THIS AGREEMENT, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, PROVIDED, THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORT TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

         9.19 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by an authorized officer of each party hereto.

         9.20    PARTIES BOUND.   This Agreement shall be binding upon and
inure to the benefit of each Borrower, each Guarantor and Lender, and their respective successors in interest and assigns. Neither Borrowers not Guarantors may assign any right, power, duty or obligation under this Agreement, or any document or instrument executed in connection herewith, without the prior written consent of Lender. This Agreement is intended for the benefit of the parties hereto and their respective successors in interest and assigns only and may not be relied upon by any other Person.

         9.21 ACCOUNTING TERMS. Except as otherwise specifically provided herein, all accounting and financial terms used herein, and the compliance with each financial covenant contained herein, shall be determined on a consolidated basis for Parent and its Subsidiaries in accordance with GAAP.

         9.22 EXHIBITS. All exhibits referenced herein, and attached hereto, are incorporated in this Agreement and made a part hereof for all purposes. All terms defined in this Agreement, wherever used in any such exhibits, shall have the same meanings as are prescribed by this Agreement.

         9.23 CUMULATIVE RIGHTS. All rights and remedies of Lender under the Loan Documents are cumulative, and are in addition to rights and remedies available to Lender by law. Such rights and remedies may be exercised concurrently or successively, at such times as Lender may determine in its discretion.

         9.24 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws effective during the Contract Term, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby.

         9.25 MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         9.26 SURVIVAL. All covenants, agreements, representations and warranties made by each Borrower herein shall survive the execution, delivery and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

         9.27 MUTUAL BENEFIT; JOINT AND SEVERAL LIABILITY; CROSS GUARANTIES. The Facility is for the joint and several benefit of each and all Borrowers, and each and any Borrower shall be entitled to request and obtain Revolving Facility Advances, subject to the terms of this Agreement. Because of the inter-relationships among Borrowers and their respective businesses and operations, each Borrower has determined, independently from considerations relative to credit otherwise available to any other Borrower under this Agreement, that entering into this Agreement is within its corporate purpose, will be of direct and indirect benefit to such Borrower and is in its best interest. Each Borrower (i) acknowledges and agrees that it is jointly and severally liable for the Obligations, and (ii) each Borrower shall execute and deliver for the benefit of Lender a guaranty agreement pursuant to which such Borrower shall guarantee to Lender the prompt payment and performance of all Obligations from time to time owing by each other Borrower, respectively (such guaranty agreements to be in form and substance satisfactory to Lender). Each Borrower hereby acknowledges that its agreement to the provisions of this paragraph is in consideration of the availability of loans to each of the other Borrowers under this Agreement and is not required by Lender as a condition to the availability of loans to such Borrower under this Agreement.

         9.28 AMENDMENT AND RESTATEMENT. This Agreement is in amendment and restatement of the Original Agreement and all "Obligations," if any, as defined therein which remain outstanding on the Effective Date shall be deemed to be renewed and hereafter included within the Obligations under this Agreement, provided, that Monitor does not assume, and shall have no liability or obligation for, any such Obligations owing by any other Borrower and outstanding as of the effective date of this Agreement.

         9.29 RELEASE OF COLLATERAL; RELEASE OF LIABILITY OF JAK. As of the Effective Date, Lender releases any liens, encumbrances or security interests granted to Lender pursuant to the terms of the Original Agreement, and agrees to execute and deliver to any Borrower, at such Borrower's sole cost and expense, any UCC-3 termination or other form of release or termination required to evidence the release provided herein. Lender releases JAK from its obligations under the Original Agreement and agrees that JAK shall have no liability or obligations hereunder.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


               [remainder of this page intentionally left blank]

         EXECUTED as of the effective date specified in the introductory paragraph of this Agreement.

                                     BORROWERS:

                                     ULTRAK, INC.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                             Tim D. Torno
                                             Vice President

                                     DENTAL VISION DIRECT, INC.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                             Tim D. Torno
                                             Vice President

                                     DIAMOND ELECTRONICS, INC.



                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                             Tim D. Torno
                                             Vice President

                                     MONITOR DYNAMICS, INC.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------

                                     ULTRAK OPERATING, L.P.
                                     A Texas limited partnership

                                     By: Ultrak GP, Inc., its sole general
                                         partner

                                         By: /s/ TIM D. TORNO
                                            ------------------------------
                                                 Tim D. Torno
                                                 Vice President

                                     GUARANTORS:

                                     BISSET S.A.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     CASAROTTO SECURITY SPA


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     INTERVISION EXPRESS, LTD.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     MAXPRO SYSTEMS PTY. LTD.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     PHILTECH ELECTRONIC SERVICES
                                     (PROPRIETARY) LIMITED


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     ULTRAK GP, INC.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------

                                     ULTRAK LP, INC.


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                     VIDEV GMBH


                                     By: /s/ TIM D. TORNO
                                        ----------------------------------
                                     Name:  Tim D. Torno
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------

                                     LENDER:

                                     NATIONSBANK OF TEXAS, N.A.


                                     By: /s/ RUSSELL P. HARTSFIELD
                                        --------------------------------------
                                             Russell P. Hartsfield
                                             Senior Vice President

                                     Applicable Lending Office for LIBOR
                                     -----------------------------------
                                     Balance Loans and Floating Rate Balance
                                     ---------------------------------------
                                     Loans:
                                     -----

                                     901 Main Street, 7th Floor
                                     Dallas, Texas  75202
                                     Attention:  Russell P. Hartsfield
                                     Telecopier No. (214) 508-3139

                                  EXHIBIT 1.1
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL


                   Liens, security interests and encumbrances



Liens in favor of Hewlett-Packard Company filed November 6, 1991 and May 12, 1993 covering certain computer hardware.

                                  EXHIBIT 5.1
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL


                                  Trade Names


Ultrak
Exxis
Smart Choice
Mobile Video Products
Diamond Electronics
Industrial Vision Source
MAXPRO
BST
VideV
Euroline
Point Guard
BabyCam
EasyWatch
SAFEnet
UltraCam
Philtech

                                  EXHIBIT 5.6
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL


                                Share Ownership

Person:                             Owned by:                       Owned by:
------                              --------                        --------
BORROWERS:

Ultrak, Inc.                        Publicly owned

Ultrak Operating, L.P.               99% Ultrak LP, Inc.            100% Ultrak
                                      1% Ultrak GP, Inc.            100% Ultrak

Dental Vision Direct, Inc.          100% Ultrak

Diamond Electronics, Inc.           100% Ultrak

Monitor Dynamics, Inc.              100% Ultrak

GUARANTORS:

Bisset S.A.                         100% Ultrak Holdings, Ltd.      100% Ultrak

Casarotto Security SPA              100% Ultrak Holdings, Ltd.      100% Ultrak

Intervision Express, Ltd.           100% Ultrak Holdings, Ltd.      100% Ultrak

VideV GMBH                          100% Ultrak Holdings, Ltd.      100% Ultrak

Maxpro Systems Pty, Ltd.            100% Ultrak

Philtech Electronic Services, Ltd.  100% Ultrak

                        Stock options, warrants, etc.:

Ultrak, Inc:

         1. Non-qualified Employee Stock Option Plan - up to 1,000,000 shares of $.01 par value common stock at varying prices.

         2. Convertible Preferred Stock - convertible into 406,981 shares of $.01 par value common stock.

                                  EXHIBIT 5.7
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL



                                  Subsidiaries

    Entity                          Location              Ownership
    ------                          --------              ---------
Ultrak Asia, Ltd.                  Singapore          80% owned by Ultrak

Securion 24 Co. Ltd.                 Japan            10% owned by Ultrak

                                  EXHIBIT 5.9
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL



                                   Litigation


None outstanding or known.

                                  EXHIBIT 6.30
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL



                    Intercompany Advances to/from Affiliates
                                 as of 10/31/97


       Entity                                        Amount Due From (Due to)
       ------                                        ------------------------
Diamond Electronics, Inc.                                  $ 6,700,000

Monitor Dynamics, Inc.                                     $(3,200,000)

Maxpro Systems Pty, Ltd.                                   $ 1,600,000

Bisset, SA                                                 $   182,000

VideV GMBH                                                 $ 2,900,000

Intervision Express Ltd.                                   $ 1,700,000

Casarotto Security SPA                                     $ 2,900,000

Philtech Proprietary                                       $   100,000
                                                           -----------

        Net Amount of Intercompany Advances                $12,882,000

                                  EXHIBIT 6.31
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL



                             Affiliate Transactions


1. Each Distribution Agreement between any Loan Party and any of its Affiliates in form and substance comparable to Annex 1 of this Exhibit.

2. Each Central Cost Allocation Agreement between a Ultrak, Inc. and any of its Subsidiaries in form and substance comparable to Annex 2 of this Exhibit.